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CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Amount to be Registered	Amount of Registration Fee(1)

3.750% Notes due January 2024	$2,000,000,000	$249,000

4.125% Notes due May 2025	$1,500,000,000	$186,750

4.375% Notes due May 2028	$3,000,000,000	$373,500

5.000% Notes due May 2038	$1,000,000,000	$124,500

5.250% Notes due May 2048	$3,000,000,000	$373,500

Floating Rate Notes due January 2024	$1,000,000,000	$124,500

(1)
Calculated in accordance with Rule 457(r) of the Securities Act of 1933.

Filed pursuant to Rule 424(b)(2)
Registration Statement No. 333-219583

Prospectus Supplement to Prospectus dated July 31, 2017

$11,500,000,000

VODAFONE GROUP PUBLIC LIMITED COMPANY

$2,000,000,000 3.750% NOTES DUE JANUARY 2024

$1,500,000,000 4.125% NOTES DUE MAY 2025

$3,000,000,000 4.375% NOTES DUE MAY 2028

$1,000,000,000 5.000% NOTES DUE MAY 2038

$3,000,000,000 5.250% NOTES DUE MAY 2048

$1,000,000,000 FLOATING RATE NOTES DUE JANUARY 2024

The Notes offered by this prospectus supplement comprise the $2,000,000,000 3.750% Notes due January 2024 (the "Tranche 1 Notes"), the $1,500,000,000 4.125% Notes due May 2025 (the "Tranche 2 Notes"), the $3,000,000,000 4.375% Notes due May 2028 (the "Tranche 3 Notes"), the $1,000,000,000 5.000% Notes due May 2038 (the "Tranche 4 Notes"), the $3,000,000,000 5.250% Notes due May 2048 (the "Tranche 5 Notes" and, together with the Tranche 1 Notes, the Tranche 2 Notes, the Tranche 3 Notes and the Tranche 4 Notes, the "Fixed Rate Notes") and the $1,000,000,000 Floating Rate Notes due January 2024 (the "Tranche 6 Notes" or the "Floating Rate Notes" and, together with the Fixed Rate Notes, the "Notes"). Interest will be payable, with respect to the Tranche 1 Notes, semi-annually on January 16 and July 16 of each year, commencing January 16, 2019 up to and including January 16, 2024, the maturity date for the Tranche 1 Notes, subject to the applicable business day convention, and, with respect to the Tranche 2 Notes, semi-annually on May 30 and November 30 of each year, commencing November 30, 2018 up to and including May 30, 2025, the maturity date for the Tranche 2 Notes, subject to the applicable business day convention, and, with respect to the Tranche 3 Notes, semi-annually on May 30 and November 30 of each year, commencing November 30, 2018 up to and including May 30, 2028, the maturity date for the Tranche 3 Notes, subject to the applicable business day convention, and, with respect to the Tranche 4 Notes, semi-annually on May 30 and November 30 of each year, commencing November 30, 2018 up to and including May 30, 2038, the maturity date for the Tranche 4 Notes, subject to the applicable business day convention, and, with respect to the Tranche 5 Notes, semi-annually on May 30 and November 30 of each year, commencing November 30, 2018 up to and including May 30, 2048, the maturity date for the Tranche 5 Notes, subject to the applicable business day convention, and, with respect to the Tranche 6 Notes, quarterly on January 16, April 16, July 16 and October 16 of each year, commencing July 16, 2018 up to and including January 16, 2024, the maturity date for the Tranche 6 Notes, subject to the applicable business day convention. We will repay the Tranche 1 Notes on January 16, 2024, the Tranche 2 Notes on May 30, 2025, the Tranche 3 Notes on May 30, 2028, the Tranche 4 Notes on May 30, 2038, the Tranche 5 Notes on May 30, 2048 and the Tranche 6 Notes on January 16, 2024, in each case at 100% of their principal amount, plus accrued and unpaid interest. The Notes will be unsecured and will rank equally with all other unsecured, unsubordinated obligations of Vodafone Group Plc from time to time outstanding.

We may redeem any tranche of the Notes, in whole but not in part, at any time at 100% of their principal amount, plus accrued interest upon the occurrence of certain tax events described in this prospectus supplement and the accompanying prospectus. In addition, we may redeem any tranche of the Fixed Rate Notes, in whole or in part, at any time at 100% of the principal amount plus accrued interest, plus a make-whole amount as described herein.

Furthermore, upon the occurrence of a Change of Control Put Event (as defined in the prospectus), the holder of a Note will have the option to require us to redeem or, at our option, purchase (or procure the purchase of) such Note, at an optional redemption amount equal to 101% of the aggregate principal amount of such Note, plus accrued and unpaid interest on such Note to the date of redemption. See "Description of Notes—Redemption or Repurchase Following a Change of Control" for more information.

We intend to use the net proceeds from this offering to finance a portion of our acquisition of Liberty Global plc's operations in Germany, the Czech Republic, Hungary and Romania (the "Acquisition"). However, the completion of this offering is not contingent upon the completion of the Acquisition. If the Acquisition has not closed by July 31, 2019, we will be required to send a notice of mandatory redemption to the holders of the Tranche 1 Notes, the Tranche 2 Notes and the Tranche 6 Notes fixing the date of such mandatory redemption (such date to be 5 days from the sending of the notice of mandatory redemption). On such mandatory redemption date, we will be required to redeem the Tranche 1 Notes, the Tranche 2 Notes and the Tranche 6 Notes, in whole but not in part, at a redemption price equal to 101% of the aggregate principal amount of such notes, plus accrued and unpaid interest on such notes to the date of redemption.

Application will be made to list the Notes on the New York Stock Exchange. We expect that the Notes will be eligible for trading on the New York Stock Exchange within 30 days after delivery.

See "Risk Factors" beginning on page S-1 of the accompanying prospectus and "Principal risk factors and uncertainties" beginning on page 28 of our Annual Report on Form 20-F for the fiscal year ended March 31, 2017 and "Risk Factors" on page 29 of our Half Year Report for the six months ended September 30, 2017, which are incorporated by reference in this prospectus supplement and the accompanying prospectus, to read about factors you should consider before investing in the Notes.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Price to Public(1)	Underwriting Discounts	Proceeds, Before Expenses(2)

Per Tranche 1 Note	99.153%	0.170%	98.983%

Total for the Tranche 1 Notes	$1,983,060,000	$3,400,000	$1,979,660,000

Per Tranche 2 Note	99.029%	0.220%	98.809%

Total for the Tranche 2 Notes	$1,485,435,000	$3,300,000	$1,482,135,000

Per Tranche 3 Note	98.701%	0.300%	98.401%

Total for the Tranche 3 Notes	$2,961,030,000	$9,000,000	$2,952,030,000

Per Tranche 4 Note	98.104%	0.450%	97.654%

Total for the Tranche 4 Notes	$981,040,000	$4,500,000	$976,540,000

Per Tranche 5 Note	99.208%	0.600%	98.608%

Total for the Tranche 5 Notes	$2,976,240,000	$18,000,000	$2,958,240,000

Per Tranche 6 Note	100.000%	0.170%	99.830%

Total for the Tranche 6 Notes	$1,000,000,000	$1,700,000	$998,300,000

(1)
Plus accrued interest, if any, from and including May 30, 2018 to the date the Notes are delivered to investors.

(2)
See "Underwriting" beginning on page S-15 of this prospectus supplement.

The underwriters expect to deliver the Notes in book-entry form only through the facilities of The Depository Trust Company, referred to herein as DTC, for the accounts of its participants, including Clearstream Banking S.A. and Euroclear Bank SA/NV against payment in New York, New York, on or about May 30, 2018. The clearing and settlement system will be the book-entry system operated by DTC.

BofA Merrill Lynch	RBC Capital Markets	Barclays	HSBC

Prospectus Supplement dated May 23, 2018.

Prospectus Supplement

RISK FACTORS	S-1
INCORPORATION OF INFORMATION FILED WITH THE SEC	S-3
GENERAL INFORMATION	S-4
DESCRIPTION OF NOTES	S-5
USE OF PROCEEDS	S-14
TAXATION	S-18
VALIDITY OF SECURITIES	S-19

Prospectus

Unless otherwise stated in this prospectus supplement or the accompanying prospectus or unless the context otherwise requires, references in this prospectus supplement or the accompanying prospectus to "Vodafone", "we", "our", "ours" and "us" are to Vodafone Group Plc.

 RISK FACTORS

You should carefully consider the following risk factors, in addition to the other information included in, and incorporated by reference into, this prospectus supplement, including in the section entitled "Principal Risk Factors" in the Annual Report on Form 20-F for the financial year ended March 31, 2017 and "Risk Factors" on page 29 of our Half Year Report for the six months ended September 30, 2017, filed by us with the SEC and incorporated by reference into this prospectus supplement.

The risks set forth below and incorporated by reference comprise all material risks known to us. All of these risk factors and events are contingencies that may or may not occur. We may face a number of the described risks simultaneously and one or more described risks may be interdependent. The risk factors are based on assumptions that could turn out to be incorrect.

You should carefully review this entire prospectus supplement, the prospectus and the documents incorporated by reference and should form your own views before making an investment decision with respect to the Notes. You should also consult your own financial, legal and tax advisers to carefully review the risks associated with the Notes included in, and incorporated by reference into, this prospectus supplement and consider such an investment decision in light of your personal circumstances.

Risks related to the Notes

We may be unable to redeem the Tranche 1 Notes, Tranche 2 Notes and the Tranche 6 Notes in the event of a special mandatory redemption.

The Tranche 1 Notes, the Tranche 2 Notes and the Tranche 6 Notes will be subject to a special mandatory redemption in the event that the Acquisition has not closed on or prior to July 31, 2019. The special mandatory redemption price will be equal to 101% of the aggregate principal amount of such notes, plus accrued and unpaid interest to on such notes to the date of redemption. See "Description of the Notes—Special Mandatory Redemption." We are not obligated to place the proceeds of the offering of the Notes in escrow prior to the closing of the Acquisition or to provide a security interest in those proceeds, and there are no other restrictions on our use of these proceeds during such time. Accordingly, we will need to fund any special mandatory redemption using proceeds that we have voluntarily retained or from other sources of liquidity. In the event of a special mandatory redemption, we may not have sufficient funds to purchase all of the Tranche 1 Notes, the Tranche 2 Notes and the Tranche 6 Notes. The Tranche 3 Notes, the Tranche 4 Notes and the Tranche 5 Notes are not subject to the special mandatory redemption and we expect such notes to remain outstanding even if we do not consummate the Acquisition.

The special mandatory redemption provision of the Tranche 1 Notes, Tranche 2 Notes and the Tranche 6 Notes may adversely affect the trading prices and the expected return on such notes.

As a result of the special mandatory redemption provision of the Tranche 1 Notes, Tranche 2 Notes and the Tranche 6 Notes, the trading prices of such notes may not reflect the financial results of our business or macroeconomic factors. In addition, if the Tranche 1 Notes, Tranche 2 Notes and the Tranche 6 Notes are redeemed prior to maturity, holders of such notes may not obtain their expected return on such notes and may not be able to reinvest the amount received upon a redemption in a comparable security at an effective interest rate as high as that of the Tranche 1 Notes, Tranche 2 Notes and the Tranche 6 Notes. Holders of Tranche 1 Notes, Tranche 2 Notes and the Tranche 6 Notes will have no rights under the special mandatory redemption provision if the Acquisition closes within the prescribed time frame, nor will such holders have any right to require us to repurchase your notes if, between the closing of this offering and the closing of the Acquisition, we experience any changes (including any material changes) in our business or financial condition, or if the terms of the agreement relating to the Acquisition change, including in material respects. The Tranche 3 Notes, the Tranche 4 Notes and the Tranche 5 Notes are not subject to the special mandatory redemption and we expect such notes to remain outstanding even if we do not consummate the Acquisition. Holders of the Tranche 1 Notes, Tranche 2 Notes and the Tranche 6 Notes will have no right to opt out of the special mandatory redemption provision of such notes.

We may not be able to repurchase the Notes upon a change of control.

Upon the occurrence of specific kinds of change of control events, each holder of notes will have the right to require us to repurchase all or any part of such holder's notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of purchase. If we experience a change of control triggering event, there can be no assurance that we would have sufficient financial resources available to satisfy our obligations to repurchase the Notes. Our failure to repurchase the Notes as required under the indenture governing the Notes would result in a default under the indenture, which could have material adverse consequences for us and the holders of the notes. See "Description of the Notes—Redemption or Repurchase Following a Change of Control."

Reforms to and uncertainty regarding LIBOR may adversely affect our business and/or the value of, return on and trading market for the Tranche 6 Notes.

The U.K. Financial Conduct Authority, which regulates LIBOR, announced in July 2017 that it will no longer persuade or require banks to submit rates for LIBOR after 2021. This announcement, in conjunction with financial benchmark reforms more generally and changes in the interbank lending markets have resulted in uncertainty about the future of LIBOR and certain other rates or indices which are used as interest rate "benchmarks." These actions and uncertainties may have the effect of triggering future changes in the rules or methodologies used to calculate benchmarks or lead to the discontinuance or unavailability of benchmarks. ICE Benchmark Administration is the administrator of LIBOR and maintains a reference panel of contributor banks.

Uncertainty as to the nature and effect of such reforms and actions, and the potential or actual discontinuance of benchmark quotes, may adversely affect the value of, return on and trading market for the Tranche 6 Notes and our other LIBOR-based securities or our financial condition or results of operations. Furthermore, there can be no assurances that we and other market participants will be adequately prepared for an actual discontinuation of benchmarks, including LIBOR, that may have an unpredictable impact on contractual mechanics (including, but not limited to, interest rates to be paid to or by us) and cause significant disruption to financial markets that are relevant to our business segments, among other adverse consequences, which may also result in adversely affecting our financial condition or results of operations.

The floating rate of interest on the Tranche 6 Notes may be calculated using alternative methods if three-month U.S. dollar LIBOR is no longer quoted and may be calculated using a different base rate if three-month U.S. dollar LIBOR is discontinued.

To the extent that three-month U.S. dollar LIBOR is no longer quoted on the Reuters screen page as described in this prospectus supplement, three-month U.S. dollar LIBOR will be determined using the alternative methods described in this prospectus supplement below under the heading "Description of Notes—Three-Month U.S. Dollar LIBOR." Any of these alternative methods may result in interest payments on the Tranche 6 Notes that are higher than, lower than or that do not otherwise correlate over time with the interest payments that would have been made on the Tranche 6 Notes if three-month U.S. dollar LIBOR was available in its current form. Further, the same reforms, actions, costs and/or risks that may lead to the discontinuation or unavailability of three-month U.S. dollar LIBOR may make one or more of the alternative methods impossible or impracticable to determine. If three-month U.S. dollar LIBOR is no longer quoted, or if three-month LIBOR is discontinued and it is determined there is no substitute or successor base rate to three-month LIBOR that is consistent with accepted market practice, the final alternative method for determining the rate of interest for the next succeeding interest period will be equal to the rate of interest last determined in relation to the notes in respect of the preceding interest period or, in the case of the first interest determination date prior to the first interest reset date, the initial base rate. In addition, if we determine on or prior to the relevant interest determination date, after consultation with an investment bank of national standing selected by us in our sole discretion, that three-month U.S. dollar LIBOR has been discontinued or ceased to be administered, then we will appoint in our sole discretion an investment bank of national standing to determine whether there is a substitute or successor base rate to three-month U.S. dollar LIBOR that is consistent with accepted market practice. Any of the foregoing may have an adverse effect on the value of, return on and trading market for the Tranche 6 Notes.

INCORPORATION OF INFORMATION FILED WITH THE SEC

The U.S. Securities and Exchange Commission, referred to herein as the SEC, allows us to incorporate by reference into this prospectus supplement and the accompanying prospectus the information filed with them, which means that:

•
incorporated documents are considered part of this prospectus supplement and the accompanying prospectus;

•
we can disclose important information to you by referring to those documents; and

•
information filed with the SEC in the future will automatically update and supersede this prospectus supplement and the accompanying prospectus.

The information that we incorporate by reference is an important part of this prospectus supplement and the accompanying prospectus.

We incorporate by reference in this prospectus supplement and the accompanying prospectus the documents described in "Where You Can Find More Information" in the accompanying prospectus which we filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended, referred to herein as the Exchange Act, except to the extent amended or superseded by subsequent filings. We also incorporate by reference any future filings that we make with the SEC under Sections 13(a), 13(c) or 15(d) of the Exchange Act after the date of this prospectus supplement but before the end of the Notes offering and that, in the case of any future filings on Form 6-K, are identified in such filing as being incorporated into this prospectus supplement or the accompanying prospectus. Any statement made in this prospectus supplement or the accompanying prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement or the accompanying prospectus shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained herein or therein or in any subsequently filed document that is incorporated by reference in this prospectus supplement or the accompanying prospectus modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

The documents incorporated by reference in this prospectus supplement and the accompanying prospectus and, in particular, those set forth below contain important information about Vodafone and its financial condition. We incorporate by reference in this prospectus supplement and the accompanying prospectus, among others, the following documents:

Vodafone SEC Filings (File N. 001-10086)	Period
Annual Report on Form 20-F	Year ended March 31, 2017, filed June 9, 2017
Report on Form 6-K	Half Year Report for the six months ended September 30, 2017, filed November 17, 2017
Report on Form 6-K	Preliminary Results Announcement for the year ended March 31, 2018, filed May 16, 2018
Report on Form 6-K	Capitalization and Indebtedness Table as at March 31, 2018, filed May 23, 2018

You should read "Where You Can Find More Information" in the accompanying prospectus for information on how to obtain the documents incorporated by reference or other information relating to Vodafone.

 GENERAL INFORMATION

No person has been authorized to provide you with information that is different from what is contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus, and, if given or made, such information must not be relied upon as having been authorized. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the Notes to which it relates or an offer to sell or the solicitation of an offer to buy such Notes by any person in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus supplement and the accompanying prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus supplement or that the information contained in this prospectus supplement and the accompanying prospectus is correct as of any time subsequent to its date.

The distribution of this prospectus supplement and the accompanying prospectus and the offering and sale of the Notes in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus supplement and the accompanying prospectus come are required by us and the underwriters to inform themselves about and to observe any such restrictions.

Vodafone's registered office is located at Vodafone House, The Connection, Newbury, Berkshire, RG14 2FN, England.

DESCRIPTION OF NOTES

This section contains a brief description of the terms of the Notes. For additional information about the Notes and their terms, please see "Description of the Debt Securities We May Offer" in the accompanying prospectus.

3.750% Notes due January 2024 (the "Tranche 1 Notes")
Maturity Date	We will repay the Tranche 1 Notes on January 16, 2024 at 100% of their principal amount, plus accrued and unpaid interest.
Issue Date	May 30, 2018.
Issue Price	99.153% of the principal amount, plus accrued interest, if any, from and including May 30, 2018 to the date the Tranche 1 Notes are delivered to investors.
Interest Rate	3.750% per annum.
Interest Payment Dates

Semi-annually on January 16 and July 16 of each year, commencing January 16, 2019 (long first coupon) up to and including the maturity date for the Tranche 1 Notes, subject to the applicable business day convention.

Business Day Convention	Following, Unadjusted.
Day Count Fraction	30/360.
Optional Make-Whole Redemption

We have the right to redeem the Tranche 1 Notes, in whole or in part, at any time and from time to time at a redemption price equal to the greater of (1) 100% of the principal amount of such notes, plus accrued interest to the date of redemption and (2) as determined by the quotation agent, the sum of the present values of the remaining scheduled payments of principal and interest on such notes (excluding any portion of such payments of interest accrued as of the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the adjusted treasury rate, plus 20 basis points.

Special Mandatory Redemption

The completion of this offering is not contingent upon the completion of the Acquisition. If the Acquisition has not closed on or prior to July 31, 2019, we will be required to send a notice of mandatory redemption to the holders of the Tranche 1 Notes fixing the date of such mandatory redemption (such date to be 5 days from the sending of the notice of mandatory redemption). On such mandatory redemption date, we will be required to redeem the Tranche 1 Notes, in whole but not in part, at a redemption price equal to 101% of the aggregate principal amount of such notes, plus accrued and unpaid interest on such notes to the date of redemption.

The proceeds of this offering will not be deposited into an escrow account pending any special redemption of the Tranche 1 Notes. Our ability to pay the redemption price to holders of the Tranche 1 Notes following a special mandatory redemption may be limited by our then existing financial resources, and sufficient funds may not be available when necessary to make any required purchases of Tranche 1 Notes.

Underwriting Discount	0.170%
CUSIP Number	92857W BH2
ISIN Number	US92857WBH25

4.125% Notes due May 2025 (the "Tranche 2 Notes")
Maturity Date	We will repay the Tranche 2 Notes on May 30, 2025 at 100% of their principal amount, plus accrued and unpaid interest.
Issue Date	May 30, 2018.
Issue Price	99.029% of the principal amount, plus accrued interest, if any, from and including May 30, 2018 to the date the Tranche 2 Notes are delivered to investors.
Interest Rate	4.125% per annum.
Interest Payment Dates	Semi-annually on May 30 and November 30 of each year, commencing November 30, 2018 up to and including the maturity date for the Tranche 2 Notes, subject to the applicable business day convention.
Business Day Convention	Following, Unadjusted.
Day Count Fraction	30/360.
Optional Make-Whole Redemption

We have the right to redeem the Tranche 2 Notes, in whole or in part, at any time and from time to time at a redemption price equal to the greater of (1) 100% of the principal amount of such notes, plus accrued interest to the date of redemption and (2) as determined by the quotation agent, the sum of the present values of the remaining scheduled payments of principal and interest on such notes (excluding any portion of such payments of interest accrued as of the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the adjusted treasury rate, plus 20 basis points.

Special Mandatory Redemption

The completion of this offering is not contingent upon the completion of the Acquisition. If the Acquisition has not closed on or prior to July 31, 2019, we will be required to send a notice of mandatory redemption to the holders of the Tranche 2 Notes fixing the date of such mandatory redemption (such date to be 5 days from the sending of the notice of mandatory redemption). On such mandatory redemption date, we will be required to redeem the Tranche 2 Notes, in whole but not in part, at a redemption price equal to 101% of the aggregate principal amount of such notes, plus accrued and unpaid interest on such notes to the date of redemption.

The proceeds of this offering will not be deposited into an escrow account pending any special redemption of the Tranche 2 Notes. Our ability to pay the redemption price to holders of the Tranche 2 Notes following a special mandatory redemption may be limited by our then existing financial resources, and sufficient funds may not be available when necessary to make any required purchases of Tranche 2 Notes.

Underwriting Discount	0.220%
CUSIP Number	92857W BJ8
ISIN Number	US92857WBJ80
4.375% Notes due May 2028 (the "Tranche 3 Notes")
Maturity Date	We will repay the Tranche 3 Notes on May 30, 2028 at 100% of their principal amount, plus accrued and unpaid interest.
Issue Date	May 30, 2018.

Issue Price	98.701% of the principal amount, plus accrued interest, if any, from and including May 30, 2018 to the date the Tranche 3 Notes are delivered to investors.
Interest Rate	4.375% per annum.
Interest Payment Dates	Semi-annually on May 30 and November 30 of each year, commencing November 30, 2018 up to and including the maturity date for the Tranche 3 Notes, subject to the applicable business day convention.
Business Day Convention	Following, Unadjusted.
Day Count Fraction	30/360.
Optional Make-Whole Redemption

We have the right to redeem the Tranche 3 Notes, in whole or in part, at any time and from time to time at a redemption price equal to the greater of (1) 100% of the principal amount of such notes plus accrued interest to the date of redemption and (2) as determined by the quotation agent, the sum of the present values of the remaining scheduled payments of principal and interest on such notes (excluding any portion of such payments of interest accrued as of the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the adjusted treasury rate, plus 25 basis points.

Underwriting Discount	0.300%
CUSIP Number	92857W BK5
ISIN Number	US92857WBK53
5.000% Notes due May 2038 (the "Tranche 4 Notes")
Maturity Date	We will repay the Tranche 4 Notes on May 30, 2038 at 100% of their principal amount, plus accrued and unpaid interest.
Issue Date	May 30, 2018.
Issue Price	98.104% of the principal amount, plus accrued interest, if any, from and including May 30, 2018 to the date the Tranche 4 Notes are delivered to investors.
Interest Rate	5.000% per annum.
Interest Payment Dates	Semi-annually on May 30 and November 30 of each year, commencing November 30, 2018 up to and including the maturity date for the Tranche 4 Notes, subject to the applicable business day convention.
Business Day Convention	Following, Unadjusted.
Day Count Fraction	30/360.
Optional Make-Whole Redemption

We have the right to redeem the Tranche 4 Notes, in whole or in part, at any time and from time to time at a redemption price equal to the greater of (1) 100% of the principal amount of such notes, plus accrued interest to the date of redemption and (2) as determined by the quotation agent, the sum of the present values of the remaining scheduled payments of principal and interest on such notes (excluding any portion of such payments of interest accrued as of the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the adjusted treasury rate, plus 30 basis points.

Underwriting Discount	0.450%

CUSIP Number	92857W BL3
ISIN Number	US92857WBL37
5.250% Notes due May 2048 (the "Tranche 5 Notes" and, together with the Tranche 1 Notes, the Tranche 2 Notes, the Tranche 3 Notes and the Tranche 4 Notes, the "Fixed Rate Notes")
Maturity Date	We will repay the Tranche 5 Notes on May 30, 2048 at 100% of their principal amount, plus accrued and unpaid interest.
Issue Date	May 30, 2018.
Issue Price	99.208% of the principal amount, plus accrued interest, if any, from and including May 30, 2018 to the date the Tranche 5 Notes are delivered to investors.
Interest Rate	5.250% per annum.
Interest Payment Dates	Semi-annually on May 30 and November 30 of each year, commencing November 30, 2018 up to and including the maturity date for the Tranche 5 Notes, subject to the applicable business day convention.
Business Day Convention	Following, Unadjusted.
Day Count Fraction	30/360.
Optional Make-Whole Redemption

We have the right to redeem the Tranche 5 Notes, in whole or in part, at any time and from time to time at a redemption price equal to the greater of (1) 100% of the principal amount of such notes, plus accrued interest to the date of redemption and (2) as determined by the quotation agent, the sum of the present values of the remaining scheduled payments of principal and interest on such notes (excluding any portion of such payments of interest accrued as of the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the adjusted treasury rate, plus 35 basis points.

Underwriting Discount	0.600%
CUSIP Number	92857W BM1
ISIN Number	US92857WBM10
Floating Rate Notes due January 2024 (the "Tranche 6 Notes" or the "Floating Rate Notes" and, together with the Fixed Rate Notes, the "Notes")
Maturity Date	We will repay the Tranche 6 Notes on January 16, 2024 at 100% of their principal amount, plus accrued and unpaid interest.
Issue Date	May 30, 2018.
Issue Price	100.000% of the principal amount, plus accrued interest, if any, from May 30, 2018.
Interest Rate

The interest rate for the period from May 30, 2018 to, but excluding, the first interest reset date will be the initial base rate, as adjusted by adding the spread. Thereafter, the interest rate will be the base rate, as adjusted by adding the spread. The interest rate will be reset quarterly on each interest reset date.

Initial Base Rate	Three-month U.S. dollar LIBOR, as determined on May 30, 2018.
Base Rate	Three-month U.S. dollar LIBOR.

Three-Month U.S. Dollar LIBOR

"Three-month U.S. dollar LIBOR" means the London interbank offered rate for deposits in U.S. dollars for a three month period, as that rate appears on Reuters screen page "LIBOR01" at approximately 11:00 a.m., London time, on any interest determination date.

If no offered rate appears on Reuters screen page "LIBOR01" on the relevant interest determination date at approximately 11:00 a.m., London time, then we will select and identify to the calculation agent four major banks in the London interbank market, and the calculation agent will request the principal London offices of each of such banks to provide a quotation of the rate at which three-month deposits in U.S. dollars in amounts of at least $1,000,000 are offered by it to prime banks in the London interbank market, on that date and at that time for the applicable interest period. If at least two quotations are provided, three-month U.S. dollar LIBOR will be the arithmetic average (rounded upward if necessary to the nearest .00001 of 1%) of the quotations provided. If less than two quotes are provided, we will select and identify to the calculation agent three major banks in New York City, and the calculation agent will request each of such banks to provide a quotation of the rate offered by it at approximately 11:00 a.m., New York City time, on the interest determination date for loans in U.S. dollars to leading European banks for a three month period for the applicable interest period in an amount of at least $1,000,000. If three quotations are provided, three-month U.S. dollar LIBOR will be the arithmetic average of the quotations provided. Otherwise, the rate of interest for the next succeeding interest period will be equal to the rate of interest last determined in relation to the notes in respect of the preceding interest period, or, in the case of the first interest determination date prior to the first interest reset date, the initial base rate.

Notwithstanding the foregoing, if we determine on or prior to the relevant interest determination date, after consultation with an investment bank of national standing selected by us in our sole discretion, that three-month U.S. dollar LIBOR has been discontinued or ceased to be administered, then we will appoint in our sole discretion an investment bank of national standing to determine whether there is a substitute or successor base rate to three-month U.S. dollar LIBOR that is consistent with accepted market practice. If such investment bank of national standing determines that there is such a substitute or successor base rate, the calculation agent shall use such substitute or successor base rate. In such case, the calculation agent will implement changes to the business day convention, the definition of business day, the interest determination date and any method for obtaining the substitute or successor base rate if such rate is unavailable on the relevant business day, in a manner that is consistent with industry accepted practices for such substitute or successor base rate, all as determined and directed by such investment bank of national standing; provided, however, that the calculation agent shall not be required to implement any such changes that affects its own rights, duties or immunities under the indenture, the calculation agent agreement or otherwise. If such investment bank of national standing determines that there is no such substitute or successor base rate as so provided above, the rate of interest for the next succeeding interest period will be equal to the rate of interest last determined in relation to the notes in respect of the preceding interest period.

Spread	Plus 0.990%.
Interest Payment Dates

Quarterly on January 16, April 16, July 16 and October 16 of each year, commencing July 16, 2018, up to and including the maturity date for the Tranche 6 Notes, subject to the applicable business day convention.

Interest Reset Dates

Starting with the interest period scheduled to commence on July 16, 2018, the interest reset date for each interest period will be the first day of such interest period, subject to the applicable business day convention.

Interest Determination Date	The interest determination date relating to a particular interest reset date will be the second London business day preceding such interest reset date.
Business Day Convention	Modified following.
Day Count Fraction	Actual/360 (ISDA).
Calculation Agent	The Bank of New York Mellon, London Branch, or its successor appointed by us.
Special Mandatory Redemption

The completion of this offering is not contingent upon the completion of the Acquisition. If the Acquisition has not closed on or prior to July 31, 2019, we will be required to send a notice of mandatory redemption to the holders of the Tranche 6 Notes fixing the date of such mandatory redemption (such date to be 5 days from the sending of the notice of mandatory redemption). On such mandatory redemption date, we will be required to redeem the Tranche 6 Notes, in whole but not in part, at a redemption price equal to 101% of the aggregate principal amount of such notes, plus accrued and unpaid interest on such notes to the date of redemption.

The proceeds of this offering will not be deposited into an escrow account pending any special redemption of the Tranche 6 Notes. Our ability to pay the redemption price to holders of the Tranche 6 Notes following a special mandatory redemption may be limited by our then existing financial resources, and sufficient funds may not be available when necessary to make any required purchases of Tranche 6 Notes.

Underwriting Discounts	0.170%
CUSIP Number	92857W BN9
ISIN Number	US92857WBN92
The following terms apply to each tranche of the Notes:
Redemption or Repurchase Following a Change of Control

If a Change of Control Put Event (as defined in the prospectus) occurs, then the holder of a Note will have the option, as described under "Additional Mechanics—Redemption or Repurchase Following a Change of Control" in the prospectus, to require Vodafone to redeem or, at Vodafone's option, purchase (or procure the purchase of) such Note at an optional redemption amount equal to 101% of the aggregate principal amount of such Note, plus accrued and unpaid interest on such Note to the date of redemption, according to the terms and limitations described under "Additional Mechanics—Redemption or Repurchase Following a Change of Control" in the prospectus.

Business Days	For the Fixed Rate Notes, New York; for the Floating Rate Notes, London and New York.
Ranking

The Notes will rank equally with all present and future unsecured and unsubordinated indebtedness of Vodafone Group Plc. Because we are a holding company, the Notes will effectively rank junior to any indebtedness or other liabilities of our subsidiaries.

Regular Record Dates for Interest

With respect to each interest payment date, the regular record date for interest on global securities in registered form will be the close of business on the Clearing System Business Day prior to the date for payment, where "Clearing System Business Day" means Monday to Friday, inclusive, except December 25 and January 1. The regular record date for interest on debt securities that are represented by physical certificates will be the date that is 15 calendar days prior to such date, whether or not such date is a business day.

Payment of Additional Amounts

We intend to make all payments on the Notes without deducting United Kingdom ("U.K.") withholding taxes. If any deduction is required on payments to non-U.K. investors, we will pay additional amounts on those payments to the extent described under "Description of Debt Securities We May Offer—Payment of Additional Amounts" in the prospectus.

Optional Tax Redemption

We may redeem the Notes before they mature if we are obligated to pay additional amounts due to changes on or after May 23, 2018 in U.K. withholding tax requirements, a merger or consolidation with another entity or a sale or lease of substantially all our assets and other limited circumstances described under "Description of Debt Securities We May Offer—Payment of Additional Amounts" in the prospectus. In that event, we may redeem the Notes in whole but not in part on any interest payment date, at a price equal to 100% of their principal amount plus accrued interest to the date fixed for redemption.

Adjusted Treasury Rate(1)

"Adjusted treasury rate" means, with respect to any redemption date, the rate per year equal to the semi-annual equivalent yield to maturity of the comparable treasury issue, assuming a price for the comparable treasury issue (expressed as a percentage of its principal amount) equal to the comparable treasury price for such redemption date.

Comparable Treasury Issue(1)

"Comparable treasury issue" means the U.S. Treasury security selected by the quotation agent as having a maturity comparable to the remaining term of the relevant tranche of Fixed Rate Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining terms of such Notes.

Comparable Treasury Price(1)	"Comparable treasury price" means, with respect to any redemption date, the average of the reference treasury dealer quotations for such redemption date.
Quotation Agent(1)	"Quotation agent" means the reference treasury dealer appointed by us.
Reference Treasury Dealer(1)	"Reference treasury dealer" means any primary U.S. government securities dealer in New York City selected by us.
Reference Treasury Dealer Quotations(1)

"Reference treasury dealer quotations" means with respect to each reference treasury dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the comparable treasury issue (expressed as a percentage of its principal amount) quoted in writing to the Quotation Agent by such reference treasury dealer at 5:00 p.m. New York City Time on the third business day preceding such redemption date.

Listing

We will file an application to list the Notes on the New York Stock Exchange. We expect that the Notes will be eligible for trading on the New York Stock Exchange within 30 days after delivery of the Notes.

Use of Proceeds (after deducting underwriting discounts but not estimated expenses)	We intend to use the net proceeds from the sale of the Notes either to fund the Acquisition or for general corporate purposes.

Risk Factors

You should carefully consider all of the information in this prospectus supplement and the prospectus, which includes information incorporated by reference. In particular, you should evaluate the specific factors under "Risk Factors" beginning on page S-2 of this prospectus supplement, "Risk Factors" beginning on page 6 of the accompanying prospectus and "Principal risk factors and uncertainties" beginning on page 28 of our Annual Report on Form 20-F for the fiscal year ended March 31, 2017 and "Risk Factors" on page 29 of our Half Year Report for the six months ended September 30, 2017 for risks involved with an investment in the Notes.

Trustee, Calculation Agent and Principal Paying Agent	The Bank of New York Mellon.
Timing and Delivery	We currently expect delivery of the Notes to occur on or about May 30, 2018.
Underwriters	Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBC Capital Markets LLC, Barclays Capital Inc. and HSBC Securities (USA) Inc.
Prohibition of Sales to EEA Retail Investors	Applicable.

Note:

(1)
These terms only apply to the Fixed Rate Notes.

USE OF PROCEEDS

We estimate that the net proceeds (after underwriting discounts but before expenses) from the sale of the Notes will be approximately $11,346,905,000. We intend to use the net proceeds from the sale of the Notes either to fund the Acquisition or for general corporate purposes.

 UNDERWRITING

We have entered into an underwriting agreement and a pricing agreement with the underwriters listed below. Subject to certain conditions, we have agreed to sell and each underwriter has severally agreed to purchase the principal amount of Notes indicated opposite such underwriter's name in the following table:

Underwriter	Principal Amount of Tranche 1 Notes to be Purchased	Principal Amount of Tranche 2 Notes to be Purchased	Principal Amount of Tranche 3 Notes to be Purchased	Principal Amount of Tranche 4 Notes to be Purchased	Principal Amount of Tranche 5 Notes to be Purchased	Principal Amount of Tranche 6 Notes to be Purchased
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$800,000,000	$600,000,000	$1,200,000,000	$400,000,000	$1,200,000,000	$400,000,000
RBC Capital Markets, LLC	600,000,000	450,000,000	900,000,000	300,000,000	900,000,000	300,000,000
Barclays Capital Inc.	300,000,000	225,000,000	450,000,000	150,000,000	450,000,000	150,000,000
HSBC Securities (USA) Inc.	300,000,000	225,000,000	450,000,000	150,000,000	450,000,000	150,000,000

Total	$2,000,000,000	$1,500,000,000	$3,000,000,000	$1,000,000,000	$3,000,000,000	$1,000,000,000

The underwriters are committed to take and pay for all of the Notes being offered, if any are taken. The sale of the Notes to the public by the underwriters is subject to the receipt and acceptance of, and the underwriters' right to reject, any order, in whole or in part.

Notes sold by the underwriters to the public will initially be offered at the initial public offering prices set forth on the cover of this prospectus supplement. The underwriters may sell Notes to securities dealers at a discount from the initial public offering price of up to 0.110% of the principal amount of the Tranche 1 Notes, 0.150% of the principal amount of the Tranche 2 Notes, 0.200% of the principal amount of the Tranche 3 Notes, 0.300% of the principal amount of the Tranche 4 Notes, 0.400% of the principal amount of the Tranche 5 Notes and 0.110% of the principal amount of the Tranche 6 Notes. These securities dealers may resell any Notes purchased from the underwriters to other brokers or dealers at a discount from the initial public offering price of up to 0.060% of the principal amount of the Tranche 1 Notes, 0.070% of the principal amount of the Tranche 2 Notes, 0.100% of the principal amount of the Tranche 3 Notes, 0.150% of the principal amount of the Tranche 4 Notes, 0.200% of the principal amount of the Tranche 5 Notes and 0.060% of the principal amount of the Tranche 6 Notes. If all the Notes of a tranche are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms of such tranche of the Notes.

The Notes are new issues of securities with no established trading markets. Application will be made to list the Notes on the New York Stock Exchange. We expect that the Notes will be eligible for trading on the New York Stock Exchange within 30 days after delivery of the Notes. We have been advised by the underwriters that the underwriters intend to make markets in the Notes but they are not obligated to do so and may discontinue market-making at any time without notice. No assurance can be given as to the liquidity of the trading markets for the Notes.

Delivery of the Notes will be made against payment on May 30, 2018. Trades of securities in the secondary market generally are required to settle in two business days, referred to as T+2, unless the parties to a trade agree otherwise. Accordingly, by virtue of the fact that the initial delivery of the Notes will not be made on a T+2 basis, investors who wish to trade the Notes before a final settlement will be required to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement.

In connection with the offering, the underwriters may purchase and sell Notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater aggregate principal amount of Notes than they are required to purchase in the offering. Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market prices of Notes while the offering is in progress. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short-covering transactions.

These activities by the underwriters may stabilize, maintain or otherwise affect the market prices of Notes. As a result, the prices of Notes may be higher than the prices that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

In the ordinary course of their respective businesses the underwriters and their affiliates have engaged and may in the future engage in various banking and financial services for and commercial transactions in the ordinary course of business with us and our affiliates for which they received or will receive customary fees, commissions and expenses. In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

We estimate that our total allocable expenses (which consist of, among other fees, legal fees and expenses, accounting fees and expenses and printing expenses) for this offering, excluding underwriting discounts, will be approximately $530,500.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the U.S. Securities Act of 1933.

1)
Each of the underwriters has severally represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Notes which are the subject of the offering to any retail investor in the EEA. For the purposes of this provision:

(a)
the expression "retail investor" means a person who is one (or more) of the following:

i.
a retail client as defined in point (11) of Article 4(1) of MiFID II;

ii.
a customer within the meaning of the Insurance Mediation Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

iii.
not a qualified investor as defined in the Prospectus Directive; and

(b)
the expression an "offer" includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes.

2)
Each underwriter has represented, warranted and agreed that, in connection with the distribution of the Notes:

(a)
it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 ("FSMA") with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom; and

(b)
it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Company.

Selling Restrictions

Notice to Prospective Investors in the EEA

MiFID II Product Governance / Professional investors and ECPs only target market —Solely for the purposes of each manufacturer's product approval process, the target market assessment in respect of the Notes has led to the conclusion that: (i) the target market for the Notes is eligible counterparties and professional clients only, each as defined in Directive 2014/65/EU (as amended, "MiFID II"); and (ii) all channels for distribution of the Notes to eligible counterparties and professional clients are appropriate.

Any person subsequently offering, selling or recommending the Notes (a "distributor") should take into consideration the manufacturers' target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the Notes (by either adopting or refining the manufacturers' target market assessment) and determining appropriate distribution channels.

PRIIPs Regulation/ PROHIBITION OF SALES TO EEA RETAIL INVESTORS—The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II; (ii) a customer within the meaning of Directive 2002/92/EC (as amended, the "Insurance Mediation Directive"), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the "PRIIPs Regulation") for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

This communication is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the "Order") or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). The Notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such Notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

This prospectus supplement has been prepared on the basis that any offer of the Notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of the Notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Directive.

Notice to Prospective Investors in Canada

The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Switzerland

The Notes may not be publicly offered, advertised, distributed or redistributed in or from Switzerland, and neither this prospectus supplement and the accompanying prospectus nor any marketing material for investments in the Notes may be publicly distributed or otherwise made publicly available in Switzerland, communicated or distributed in Switzerland in any way that could constitute a public offering within the meaning of Articles 652a or 1156 of the Swiss Code of Obligations. This prospectus supplement and the accompanying prospectus is not a prospectus within the meaning of Articles 652a and 1156 of the Swiss Code of Obligations or a listing prospectus according to Article 32 et seq. of the Listing Rules of the SWX

Swiss Exchange and may not comply with the information standards required thereunder. We will not apply for a listing of the Notes on any Swiss stock exchange.

TAXATION

United Kingdom Taxation

The paragraph in the accompanying prospectus under "Taxation—United Kingdom Taxation—Provision of Information" should be replaced with the following section:

"Information Reporting. Information relating to the debt securities may be required to be provided to HMRC in certain circumstances. This may include (but is not limited to) the value of debt securities, amounts paid or credited with respect to debt securities, details of the holders or beneficial owners of the debt securities (or the persons for whom debt securities are held), details of the persons who exercise control over entities that are, or are treated as, holders of debt securities, details of the persons to whom payments derived from debt securities are or may be paid and information and documents in connection with transactions relating to debt securities. Information may be required to be provided by, amongst others, the Issuer, the holders of debt securities, persons by (or via) whom payments derived from debt securities are made or who receive (or would be entitled to receive) such payments, persons who effect or are a party to transactions relating to debt securities on behalf of others and certain registrars or administrators. In certain circumstances, the information obtained by HMRC may be provided to tax authorities in other countries."

United States Taxation

The following paragraph should be added to the accompanying prospectus under "Taxation—U.S. Federal Income Taxation—United States Holder—Taxation of Debt Securities":

"Under recently enacted legislation, U.S. holders that maintain certain types of financial statements and use the accrual method of accounting for U.S. federal income tax purposes generally will be required to include certain amounts in income no later than the time such amounts are reflected on their financial statements. The application of this rule may require U.S. holders that maintain such financial statements to include certain amounts realized in respect of the debt securities in income earlier than would otherwise be the case under the rules described in this summary, although the precise application of this rule is unclear at this time. This rule generally will be effective for tax years beginning after December 31, 2017 or, if the debt securities are treated as issued with OID (as defined below), for tax years beginning after December 31, 2018. U.S. holders that use the accrual method of accounting should consult with their tax advisors regarding the potential applicability of this rule to their particular situation."

 VALIDITY OF SECURITIES

The validity of the Notes will be passed upon for us by Linklaters LLP as to certain matters of English law and New York law. The validity of the Notes will be passed upon for the underwriters by Cleary Gottlieb Steen & Hamilton LLP as to certain matters of New York law.

Vodafone Group Public Limited Company

Debt Securities

Warrants

Preference Shares

We may offer and sell debt securities, warrants, or preference shares from time to time. Each time we sell any of the securities described in this prospectus, we will provide one or more supplements to this prospectus that will contain specific information about those securities and their offering. You should read this prospectus and any applicable prospectus supplement(s) carefully before you invest.

We may sell these securities to or through underwriters, agents or dealers, or directly to one or more purchasers. The names of any underwriters or agents will be stated in an accompanying prospectus supplement.

Investing in these securities involves certain risks. See "Risk Factors" on page 6.

Neither the U.S. Securities and Exchange Commission nor any other state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated 31 July 2017

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus or incorporated by reference into this prospectus as further described below under "Where You Can Find More Information". This summary does not contain all the information that you should consider before investing in the securities being offered by this prospectus. You should carefully read the entire prospectus, the documents incorporated by reference into this prospectus, the final term sheet (if any,) and the prospectus supplement relating to the particular securities being offered.

Vodafone

Vodafone Group Plc, or "Vodafone", is one of the world's largest telecommunication companies and provides a range of services including voice, messaging, data and fixed communications. Vodafone has mobile operations in 26 countries, partners with mobile networks in 48 more and fixed broadband operations in 17 markets. As of 31 March 2017, Vodafone had 516 million mobile customers and 18 million fixed broadband customers, including India and all of the customers in Vodafone's joint ventures and associates. Vodafone generated revenues of €48 billion in the financial year ended 31 March 2017. Vodafone's ordinary shares are listed on the London Stock Exchange and the Group's American Depositary Shares are listed on the NASDAQ Global Select Market. The Group had a total market capitalization of approximately £55.4 billion at 31 March 2017.

The Group's principal executive office is located at Vodafone House, The Connection, Newbury, Berkshire, RG14 2FN, England, and its telephone number is (011 44) 1635 33251. You can find a more detailed description of the Group's business and recent transactions in Vodafone Group Plc's Annual Report on Form 20-F, which is incorporated by reference in this prospectus. The Form 20-F also presents an unaudited ratio of earnings to fixed charges for the Group's last five fiscal years.

The Securities We Are Offering

We may offer any of the following securities from time to time:

•
debt securities;

•
warrants; and

•
preference shares.

When we use the term "securities" in this prospectus, we mean any of the securities we may offer with this prospectus. This prospectus, including this summary, describes the general terms that may apply to the securities; the specific terms of any particular securities that we may offer will be described in the final term sheet, if any, and the prospectus supplement.

Debt Securities

We may offer fixed rate debt securities, floating rate debt securities, original issue discount debt securities and indexed debt securities. For any particular debt securities we may offer, the applicable final term sheet, if any, and the applicable prospectus supplement will describe the title of the debt securities, the aggregate principal or face amount and the purchase price; the stated maturity; the amount or manner of calculating the amount payable at maturity; the rate or manner of calculating the rate and the payment dates for interest, if any; the redemption or repurchase terms; and any other specific terms. The debt securities will be issued pursuant to an indenture entered into between us and The Bank of New York Mellon, which acts as trustee.

Warrants

We may offer warrants to purchase our debt securities, preference shares or ordinary shares. For any particular warrants we may offer, the applicable final term sheet, if any, and the applicable prospectus supplement will describe the initial offering price; the title, aggregate principal amount and terms of the debt securities or the designation and terms of the equity securities that may be purchased upon exercise of the warrants; the expiration date; the exercise price or the manner of determining the exercise price; and any other specific terms.

Preference Shares

We may offer preference shares. For any particular preference shares we may offer, the applicable final term sheet, if any, and the applicable prospectus supplement will describe the specific designation; the aggregate number of shares offered; the rate and periods, or manner of calculating the rate and periods, for dividends, if any; whether or not dividends will be cumulative; the stated value and liquidation preference amount, if any; the voting rights, if any; the terms on which the series will be convertible into or exercisable or exchangeable for stock of any other class, if any; the redemption or repurchase terms, if any; and any other specific terms.

Form of Securities

The securities of a series may be offered in the form of one or more global certificates in bearer or registered form that will be deposited with a depositary, such as The Depository Trust Company, Euroclear Bank S.A./N.V. ("Euroclear") or Clearstream Banking, société anonyme ("Clearstream, Luxembourg"), as specified in the applicable final term sheet, if any, and the applicable prospectus supplement.

Listing

If any securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will say so.

Use of Proceeds

Unless otherwise indicated in an accompanying prospectus supplement, we will use the net proceeds from the sale of the securities for general corporate purposes.

RISK FACTORS

An investment in the securities involves significant risk. Accordingly, you should consider carefully all of the information set forth in, or incorporated by reference into, this prospectus before you decide to invest in the securities. We incorporate by reference the risk factors set forth under the caption "Principal risk factors and uncertainties" in our Annual Report on Form 20-F for the year ended 31 March 2017.

Risks Associated with the Securities

We may, under the terms of the indenture, carry out an internal reorganization of Vodafone. The indenture relating to the debt securities permits us to effect an internal reorganization without the consent of holders of our debt securities, even if this affects the credit rating of the debt securities or gives us the option to redeem the notes.

Under the indenture, if we transfer our assets to another entity, that entity would be required either to assume the obligations of Vodafone under the debt securities or to provide a full and unconditional guarantee of those obligations. If a guarantee were to be provided, the original issuer (Vodafone) would have no assets other than a receivable from the guarantor in the amount of the debt securities and thus no ability to generate revenue to make payments of interest and principal on the debt securities. Holders of the debt securities would then effectively need to look exclusively to the guarantor for any such payments. The consent of holders of our debt securities would not be required in connection with such a reorganization transaction.

The indenture contains no restrictions on the legal or financial characteristics of the transferee and no restrictions addressing the potential effects of any reorganization transaction on Vodafone or the debt securities. In particular, the indenture would not prohibit such a transaction if it resulted in the credit rating assigned to Vodafone or the debt securities being downgraded by any rating agency or caused additional amounts to become payable in respect of withholding tax on the debt securities. A downgrade of the credit rating could adversely affect the trading prices of the debt securities and, possibly, the liquidity of the market for the debt securities. If additional amounts become payable in respect of withholding tax, the debt securities will thereafter be subject to redemption at our option (or the option of the transferee entity) at any time, as described on page 27 under "Description of Debt Securities We May Offer—Special Situations—Optional Tax Redemption". We have no obligation under the indenture to seek to avoid these results, or any other legal or financial effects that are disadvantageous to you, in connection with a reorganization transaction that is permitted under the indenture, and there can be no assurance that they will not occur.

If we fail to maintain a listing on a "recognized stock exchange", interest on our debt securities may be subject to UK withholding tax, and our liquidity and financial position may be adversely affected by the requirement to pay additional amounts on our debt securities.

Interest payable on our debt securities on or after the date of this prospectus will be paid free of UK withholding tax if we maintain a listing of the debt securities on a "recognized stock exchange" within the meaning of Section 1005 of the UK Income Tax Act 2007. We may apply for listing of the debt securities on any "recognized stock exchange", including the London Stock Exchange or the New York Stock Exchange, each of which is currently designated as a "recognized stock exchange". The inability to list the debt securities or to maintain such a listing may have an adverse effect on our liquidity and financial position by reason of our obligation to pay such additional amounts as may be necessary so that the net amount received by the holders after such reduction will not be less than the amount the holder would have received in the absence of such withholding or deduction. While if we apply for such a listing we will use our best efforts to obtain and maintain such a listing, as needed, we cannot guarantee that we will be successful. See "Description of the Debt Securities We May Offer—Payment of Additional Amounts" and "Taxation—United Kingdom Taxation".

The debt securities, warrants and preference shares lack a developed public market.

There can be no assurance regarding the future development of a market for the debt securities, warrants or preference shares or the ability of holders of the debt securities, warrants or preference shares to sell their debt securities, warrants or preference shares or the price at which such holders may be able to sell their debt securities, warrants or preference shares. If such a market were to develop, the debt securities, warrants or preference shares could trade at prices that may be higher or lower than the initial offering price depending on many factors, including, among other things, prevailing interest rates, our operating results and the market for similar securities. Underwriters, broker-dealers and agents that participate in the distribution of the debt securities, warrants or preference shares may make a market in the debt securities, warrants or preference shares as permitted by applicable laws and regulations but will have no obligation to do so, and any such market-making activities with respect to the debt securities, warrants or preference shares may be discontinued at any time without notice. Therefore, there can be no assurance as to the liquidity of any trading market for the debt securities, warrants or preference shares or that an active public market for the debt securities, warrants or preference shares will develop. See "Plan of Distribution" on page 66. We may apply for listing of the debt securities, warrants or preference shares on the Official List of the UK Listing Authority and for trading of the debt securities, warrants or preference shares on the London Stock Exchange, and for listing of the debt securities, warrants or preference shares on the New York Stock Exchange, or on any other "recognized stock exchange".

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed on 31 July 2017 with the U.S. Securities and Exchange Commission (the "SEC") using the shelf registration process. We may sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of those securities and their offering. The prospectus supplements may also add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement(s) together with the additional information described on page 9 under the heading "Where You Can Find More Information" prior to purchasing any of the securities offered by this prospectus.

Unless otherwise stated in this prospectus or unless the context otherwise requires, references in this prospectus to "we", "our", "us", "Vodafone" or "the Company" are to Vodafone Group Plc. References to "the Group" are to Vodafone Group Plc, its subsidiaries and, where the context requires, its interests in joint ventures and associated undertakings.

 WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the U.S. Securities Exchange Act of 1934 (the "Exchange Act"), applicable to a foreign private issuer and, in accordance with these requirements, file annual and special reports and other information with the SEC. You may read and copy any document that we file at the SEC's Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain documents we file with the SEC on the SEC website at www.sec.gov. Please visit this website or call the SEC at 1-800-SEC-0330 for further information about its public reference room.

Our ordinary shares are listed on the London Stock Exchange. Our American Depositary Shares, referred to as ADSs, are listed on the NASDAQ Global Select Market. You can consult reports and other information about us that we have filed pursuant to the NASDAQ Listing Rules at such exchange.

The SEC allows us to incorporate by reference the information we file with them, which means that:

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incorporated documents are considered part of this prospectus;

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we can disclose important information to you by referring to those documents; and

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information that we file with the SEC in the future and incorporate by reference herein will automatically update and supersede information in this prospectus and information previously incorporated by reference herein.

The information that we incorporate by reference is an important part of this prospectus.

Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in the affairs of Vodafone Group Plc since the date thereof or that the information contained therein is current as of any time subsequent to its date. Any statement contained in such incorporated documents shall be deemed to be modified or superseded for the purpose of this prospectus to the extent that a subsequent statement contained in another document we incorporate by reference at a later date modifies or supersedes that statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference the documents below filed with the SEC by Vodafone Group Plc pursuant to the Exchange Act. We also incorporate by reference any future filings that we make with the SEC under Sections 13(a), 13(c) or 15(d) of the Exchange Act. Our reports on Form 6-K (or portions thereof) furnished to the SEC after the date of this prospectus are incorporated by reference in this prospectus only to the extent that the reports on Form 6-K expressly state that we incorporate them (or such portions) by reference in this prospectus.

The documents incorporated by reference herein in the future and set forth below contain important information about us and our financial condition.

Vodafone SEC Filings (File No. 001-10086)	Period
Annual Report on Form 20-F	Year ended 31 March 2017.

You can obtain copies of any of the documents incorporated by reference through Vodafone or the SEC. Documents incorporated by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus. You may obtain Vodafone documents incorporated by reference into this prospectus, at no cost, by requesting them in writing or by telephone at the following address and telephone number:

Company Secretary's and Legal Department
Vodafone Group Public Limited Company
Vodafone House
The Connection
Newbury, Berkshire
RG14 2FN, England
(011 44) 1635 33251

The audited consolidated financial statements included in our Annual Report on Form 20-F for the year ended 31 March 2017 have been prepared in accordance with International Financial Reporting Standards ("IFRS") as issued by the International Accounting Standards Board ("IASB"). Financial statements prepared in accordance with IFRS as issued by IASB are accepted in filings with the SEC without reconciliation to generally accepted accounting principles in the United States.

You should rely only on the information that we incorporate by reference or provide in this prospectus or any applicable prospectus supplement(s). We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

 FORWARD-LOOKING STATEMENTS

This prospectus contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the Group's financial condition, results of operations and businesses and certain of the Group's plans and objectives.

In particular, such forward-looking statements include statements with respect to:

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the Group's expectations and guidance regarding its financial and operating performance, the performance of associates and joint ventures, other investments and newly acquired businesses, preparation for 5G and expectations regarding customers;

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intentions and expectations regarding the development of products, services and initiatives introduced by, or together with, Vodafone or by third parties;

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expectations regarding the global economy and the Group's operating environment and market position, including future market conditions, growth in the number of worldwide mobile phone users and other trends;

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revenue and growth expected from the Group's Enterprise and total communications strategy;

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mobile penetration and coverage rates, mobile termination rate cuts, the Group's ability to acquire spectrum and licenses, including 5G licenses, expected growth prospects in the Europe and AMAP regions and growth in customers and usage generally;

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anticipated benefits to the Group from cost efficiency programs, including their impact on the absolute indirect cost base;

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possible future acquisitions, including increases in ownership in existing investments, the timely completion of pending acquisition transactions and pending offers for investments;

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expectations and assumptions regarding the Group's future revenue, operating profit, adjusted EBITDA, adjusted EBITDA margin, free cash flow, depreciation and amortization charges, foreign exchange rates, tax rates and capital expenditure;

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expectations regarding the Group's access to adequate funding for its working capital requirements and share buyback programs, and the Group's future dividends or its existing investments; and

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the impact of regulatory and legal proceedings involving the Group and of scheduled or potential regulatory changes.

Forward-looking statements are sometimes, but not always, identified by their use of a date in the future or such words as "will", "anticipates", "aims", "could", "may", "should", "expects", "believes", "intends", "plans" or "targets". By their nature, forward-looking statements are inherently predictive, speculative and involve risk and uncertainty because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by these forward-looking statements. These factors include, but are not limited to, the following:

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general economic and political conditions in the jurisdictions in which the Group operates and changes to the associated legal, regulatory and tax environments;

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increased competition;

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levels of investment in network capacity and the Group's ability to deploy new technologies, products and services;

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rapid changes to existing products and services and the inability of new products and services to perform in accordance with expectations;

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the ability of the Group to integrate new technologies, products and services with existing networks, technologies, products and services;

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the Group's ability to generate and grow revenue;

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a lower than expected impact of new or existing products, services or technologies on the Group's future revenue, cost structure and capital expenditure outlays;

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slower than expected customer growth, reduced customer retention, reductions or changes in customer spending and increased pricing pressure;

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the Group's ability to extend and expand its spectrum resources to support ongoing growth in customer demand for mobile data services;

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the Group's ability to secure the timely delivery of high quality products from suppliers;

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loss of suppliers, disruption of supply chains and greater than anticipated prices of new mobile handsets;

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changes in the costs to the Group of, or the rates the Group may charge for, terminations and roaming minutes;

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the impact of a failure or significant interruption to the Group's telecommunications, networks, IT systems or data protection systems;

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the Group's ability to realize expected benefits from acquisitions, partnerships, joint ventures, franchises, brand licenses, platform sharing or other arrangements with third parties;

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acquisitions and divestments of Group businesses and assets and the pursuit of new, unexpected strategic opportunities;

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the Group's ability to integrate acquired business or assets;

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the extent of any future write-downs or impairment charges on the Group's assets, or restructuring charges incurred as a result of an acquisition or disposition;

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developments in the Group's financial condition, earnings and distributable funds and other factors that the Group's board of directors takes into account in determining the level of dividends;

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the Group's ability to satisfy working capital requirements;

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changes in foreign exchange rates;

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changes in the regulatory framework in which the Group operates;

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the impact of legal or other proceedings against the Group or other companies in the communications industry; and

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changes in statutory tax rates and profit mix.

A review of the reasons why actual results and developments may differ materially from the expectations disclosed or implied within forward-looking statements can be found under "Principal risk factors and uncertainties" on pages 28 to 34 of the Group's Annual Report on Form 20-F for the year ended 31 March 2017. All subsequent written or oral forward-looking statements attributable to the Company or any member of the Group or any persons acting on their behalf are expressly qualified in their entirety by the factors referred to above. No assurances can be given that the forward-looking statements in this prospectus will be realized. Subject to compliance with applicable law and regulations, Vodafone does not intend to update these forward-looking statements and does not undertake any obligation to do so.

VODAFONE

Vodafone is one of the world's largest telecommunication companies and provides a range of services including voice, messaging, data and fixed communications. Vodafone has mobile operations in 26 countries, partners with mobile networks in 48 more and fixed broadband operations in 17 markets. As of 31 March 2017, Vodafone had 516 million mobile customers and 18 million fixed broadband customers, including India and all of the customers in Vodafone's joint ventures and associates. Vodafone generated revenues of €48 billion in the financial year ended 31 March 2017. Vodafone's ordinary shares are listed on the London Stock Exchange and the Group's American Depositary Shares are listed on the NASDAQ Global Select Market. The Group had a total market capitalization of approximately £55.4 billion at 31 March 2017.

The Group's principal executive office is located at Vodafone House, The Connection, Newbury, Berkshire, RG14 2FN, England, and its telephone number is (011 44) 1635 33251. You can find a more detailed description of the Group's business and recent transactions in Vodafone Group Plc's Annual Report on Form 20-F, which is incorporated by reference in this prospectus. The Form 20-F also presents an unaudited ratio of earnings to fixed charges for the Group's last five fiscal years.

 CAPITALIZATION AND INDEBTEDNESS

The following table sets out our equity and shareholders' funds, and the borrowings and indebtedness of Vodafone and its consolidated subsidiaries and where applicable its associates and joint arrangements at 31 March 2017.

Borrowings and Indebtedness

The borrowings and indebtedness of the Group, excluding intra-group borrowings, at 31 March 2017 were as follows:

At 31 March 2017
€ (in millions)
Borrowings and Indebtedness
Short-term borrowing	12,051
Short-term derivative financial instruments*	728

Total short-term borrowings	12,779

Long-term borrowings	34,523
Long-term derivative financial instruments*	1,349

Total long-term borrowing	35,872

Total borrowings and indebtedness	48,651

Equity

The equity attributable to owners of the parent as at 31 March 2017 was as follows:

At 31 March 2017
€ (in millions)
Called up share capital (28,814,142,848 ordinary shares allotted, issued and fully paid)	4,796
Additional paid-in capital	151,808
Treasury shares held (2,192,064,339)	(8,610)
Accumulated losses	(105,851)
Accumulated other comprehensive income	30,057

Total equity attributable to owners of the parent	72,200

Total Capitalization and Indebtedness	120,851

Notes:

*
Certain mark-to-market adjustments on financing instruments are included within derivative financial instruments, a component of trade and other receivables.

 USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, we expect to use the net proceeds from the sale of the securities for general corporate purposes. General corporate purposes may include working capital, the repayment of existing debt (including debt of acquired companies), financing capital investments or acquisitions and any other purposes that may be stated. We may temporarily invest funds that we do not need immediately for these purposes in short-term marketable securities.

DESCRIPTION OF DEBT SECURITIES WE MAY OFFER

Indenture

The bonds and notes described herein will be governed by an indenture. The indenture is a contract entered into between us and The Bank of New York Mellon, which acts as trustee. The trustee has two main roles:

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First, the trustee can enforce your rights against us if we default, although there are some limitations on the extent to which the trustee acts on your behalf that are described on page 31 under "Default and Related Matters—Events of Default—Remedies If an Event of Default Occurs"; and

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Second, the trustee performs administrative duties for us, such as sending interest payments and notices to you and transferring your debt securities to a new buyer if you sell.

The indenture and its associated documents contain the full legal text of the matters described in this section. New York law governs the indenture and the debt securities, except for certain events of default described in the indenture, which are governed by English law. We have filed a copy of the indenture with the SEC as an exhibit to our registration statement.

Section references below refer to sections of the Indenture, between Citibank, N.A. and us, dated as of 10 February 2000. The Bank of New York Mellon has become the successor trustee to Citibank pursuant to an Agreement of Resignation, Appointment and Acceptance, dated as of 24 July 2007, by and among the Company, The Bank of New York Mellon and Citibank.

Types of Debt Securities

Overview

We may issue as many distinct series of debt securities under our indenture as we wish. This section summarizes all material terms of the debt securities that are common to all series, unless otherwise indicated in the prospectus supplement relating to a particular series.

Because this section is a summary, it does not describe every aspect of the debt securities. This summary is subject to and qualified in its entirety by reference to all the provisions of the indenture, including the definition of various terms used in the indenture. For example, we describe the meanings for only the more important terms that have been given special meanings in the indenture. We also include references in parentheses to some sections of the indenture. Whenever we refer to particular sections or defined terms of the indenture in this prospectus or in any prospectus supplement, those sections or defined terms are incorporated by reference herein or in such prospectus supplement.

We may issue the debt securities as fixed rate debt securities, which are debt securities that bear interest at a fixed rate described in the applicable prospectus supplement, or floating rate debt securities, which are debt securities that bear interest at rates that are determined by reference to an interest rate formula. In some cases, the rates may also be adjusted by adding or subtracting a spread or multiplying by a spread multiplier and may be subject to a minimum rate or a maximum rate. The various interest rate formulas and these other features are described below under "—Interest rates". In addition, we may issue the debt securities as original issue discount securities, which are debt securities that are offered and sold at a substantial discount to their stated principal amount. (Section 101) We may also issue the debt securities as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any such debt securities. We may, at our option, at any time and without the consent of the then existing holders of any series of notes, issue additional notes under such series in one or more transactions with terms (other than the issuance date and, possibly, issue price, the initial interest accrual date and the first interest payment date) identical to those with which such series was first issued; provided that such additional notes will be issued with no more than de minimis original issue discount for U.S. federal income tax purposes or be part of a qualified reopening for U.S. federal income tax purposes. These additional notes will be deemed to be part of the same series as the notes first issued and the holders of these additional notes will have the right to vote together with holders of the notes first issued. We will describe the material UK and U.S. federal income tax consequences and any other special considerations applicable to indexed securities and further issuances of debt securities fungible with the same series in the applicable prospectus supplement(s).

Terms of a Particular Series of Debt Securities

The material financial, legal and other terms particular to a series of debt securities will be described in the prospectus supplement(s) relating to that series. Those terms may vary from the terms described here. Accordingly, this summary also is subject to and qualified by reference to the description of the terms of the series described in the applicable prospectus supplement(s).

The prospectus supplement relating to a series of debt securities will describe the following terms of the series:

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the title of the debt securities of the series;

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any limit on the aggregate principal amount of the debt securities of the series (including any provision for the future offering of additional debt securities of the series beyond any such limit);

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whether the debt securities will be issued in registered or bearer form;

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the date or dates on which the debt securities of the series will mature and any other date or dates on which we will pay the principal of the debt securities of the series;

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the annual rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, and the date or dates from which that interest will accrue;

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the date or dates on which any interest on the debt securities of the series will be payable and the regular record date or dates we will use to determine who is entitled to receive interest payments;

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the place or places where the principal and any premium and interest in respect of the debt securities of the series will be payable;

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the payment of any additional amounts on the debt securities;

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any period or periods during which, and the price or prices at which, we will have the option to redeem or repurchase the debt securities of the series and the other material terms and provisions applicable to our redemption or repurchase rights;

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any obligation we will have to redeem or repurchase the debt securities of the series, the period or periods during which, and the price or prices at which, we would be required to redeem or repurchase the debt securities of the series and the other material terms and provisions applicable to our redemption or repurchase obligations;

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if other than $1,000 or an even multiple of $1,000, the denominations in which the series of debt securities will be issuable;

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if other than the currency of the United States, the currency in which the debt securities of the series will be denominated or in which the principal or any premium or interest on the debt securities of the series will be payable;

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if we or you have a right to choose the currency, currency unit or composite currency in which payments on any of the debt securities of the series will be made, the currency, currency unit or composite currency that we or you may elect, the period during which we or you must make the election and the other material terms applicable to the right to make such elections;

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if other than the full principal amount, the portion of the principal amount of the debt securities of the series that will be payable upon a declaration of acceleration of the maturity of the debt securities of the series;

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any index or other special method we will use to determine the amount of principal or any premium or interest on the debt securities of the series;

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the applicability of the provisions described on page 29 under "Defeasance and Discharge";

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if we issue the debt securities of the series in whole or part in the form of global securities as described on page 44 under "Legal Ownership—Global Securities", the name of the depositary with respect to the debt securities of the series, and the circumstances under which the global securities may be registered in the name of a person other than the depositary or its nominee if other than those described on page 45 under "Legal Ownership—Global Securities—Special Situations in Which a Global Security Will Be Terminated";

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any covenants to which we will be subject with respect to the debt securities of the series; and

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any other special features of the debt securities of the series that are not inconsistent with the provisions of the indenture.

In addition, the prospectus supplement will state whether we will list the debt securities of the series on any stock exchanges and, if so, which one(s).

Unless otherwise specified in the applicable prospectus supplement, the following terms will apply to a series of debt securities:

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Ranking

  The debt securities will rank equally with all our present and future unsecured and unsubordinated indebtedness. However, because we are a holding company, the debt securities will effectively rank junior to any indebtedness or other liabilities of our subsidiaries.

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Business days

  A business day will be any day that is a New York business day, a London business day and/or a Euro business day, as specified in the applicable prospectus supplement. "London business day" means any day on which dealings in U.S. dollars are transacted in the London interbank market. "New York business day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City generally are authorized or obligated by law, regulation or executive order to close. "Euro business day" means each Monday, Tuesday, Wednesday, Thursday and Friday on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System, or any successor system, is open for business.

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Business day convention

  With respect to fixed rate debt securities, if any interest payment date (other than the maturity date) would otherwise be a day that is not a business day, the relevant interest payment date will be postponed to the next day that is a business day. With respect to floating rate debt securities, if any interest reset date or interest payment date (other than the maturity date) would otherwise be a day that is not a business day, the relevant date will be postponed to the next day that is a business day. However, if that date would fall in the next succeeding calendar month, such date will be the immediately preceding business day.

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Calculation agent

  All calculations relating to a series of floating rate debt securities will be made by the calculation agent, an institution that we appoint as our agent for this purpose. The calculation agent will determine on each interest determination date the interest rate that takes effect on the applicable interest reset date. In addition, the calculation agent will calculate the amount of interest that has accrued during each interest period. Upon request, the calculation agent will provide notice of the interest rate then in effect and, if determined, the interest rate that will become effective on the next interest reset date. The calculation agent's determination of any interest rate, and its calculation of the amount of interest for any interest period, will be final and binding in the absence of manifest error. All percentages resulting from any calculation relating to a note will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point (e.g., 9.876541 per cent. (or 0.09876541) being rounded down to 9.87654 per cent. (or 0.0987654) and 9.876545 per cent. (or 0.09876545) being rounded up to 9.87655 per cent. (or 0.0987655)). All amounts used in or resulting from any calculation will be rounded upward or downward, as appropriate, to the nearest cent. The calculation agent for a particular series will be named in the prospectus supplement that establishes that series.

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Day count fraction

  We will compute interest on fixed rate debt securities on the basis of a 360-day year of twelve 30-day months. In the case of floating rate debt securities, the calculation agent will calculate the amount of interest that has accrued during each interest period—i.e., the period from and including the original issue date, or the last date to which interest has been paid or made available for payment, to, but excluding, the payment date. For each such interest period, the calculation agent will calculate the amount of accrued interest by multiplying the face amount of the floating rate debt security by the applicable interest rate and an accrued interest factor for the interest period. This factor will be determined in accordance with the day count convention specified in the applicable prospectus supplement. If "Actual/360 (ISDA)", "Act/360 (ISDA)" or "A/360 (ISDA)" is specified, the factor will be equal to the number of days in the interest period divided by 360.

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Regular record dates for interest

  With respect to each interest payment date, the regular record date for interest on global securities in registered form will be the close of business on the Clearing System Business Day immediately prior to the date for payment, where the term "Clearing System Business Day" means Monday to Friday inclusive except 25 December and 1 January. The regular record date for interest on debt securities that are represented by physical certificates will be the date that is 15 calendar days prior to such date, whether or not such date is a business day.

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Payment of additional amounts

  All payments on the debt securities will be made without deducting UK withholding taxes (except as required by law). If any deduction is required on payments to non-UK investors, we will pay additional amounts on those payments to the extent described on page 28 under "—Payment of Additional Amounts".

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Redemption or Repurchase following a Change of Control

  If a Change of Control Put Option (as defined below) is specified in the prospectus supplement and, at any time while any of the debt securities remain outstanding, a Change of Control Put Event (as defined below) occurs, then the holder of each such debt security will have the option (as described on page 25 under "Additional Mechanics—Redemption or Repurchase Following a Change of Control") to require Vodafone to redeem or, at Vodafone's option, purchase (or procure the purchase of) that debt security, according to the terms and limitations described under "Additional Mechanics—Redemption or Repurchase Following a Change of Control".

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Optional tax redemption

  We may redeem any or all of the debt securities before they mature if we are obligated to pay additional amounts due to changes on or after the date specified in the applicable prospectus supplement in UK withholding tax requirements, a merger or consolidation with another entity or a sale or lease of substantially all our assets and other limited circumstances described on page 28 under "—Payment of Additional Amounts". In that event, we may redeem any or all of the tranches of the debt securities in whole but not in part on any interest payment date, at a price equal to 100 per cent. of their principal amount plus accrued interest to the date fixed for redemption.

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Optional make-whole redemption

  If the debt securities are fixed rate debt securities, we may redeem the debt securities, in whole or in part, at any time and from time to time at a redemption price equal to the greater of (1) 100 per cent. of the principal amount of such notes plus accrued interest to the date of redemption and (2) as determined by the quotation agent, the sum of the present values of the remaining scheduled payments of principal and interest on such notes (excluding any portion of such payments of interest accrued as of the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the adjusted treasury rate, plus the applicable spread, together with accrued interest to the date of redemption.

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Adjusted treasury rate

  Adjusted treasury rate means, with respect to any redemption date, the rate per year equal to the semi-annual equivalent yield to maturity of the comparable treasury issue, assuming a price for the comparable treasury issue (expressed as a percentage of its principal amount) equal to the comparable treasury price for such redemption date. Comparable treasury issue means the U.S. Treasury security selected by the quotation agent as having a maturity comparable to the remaining term of such notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining terms of such notes. Comparable treasury price means, with respect to any redemption date, the average of the reference treasury dealer quotations for such redemption date. Quotation agent means the reference treasury dealer appointed by the trustee after consultation with us. Reference treasury dealer means any primary U.S. government securities dealer in New York City selected by the trustee after consultation with us. Reference treasury dealer quotations means with respect to each reference treasury dealer and any redemption date, the average, as determined by the trustee, of the bid and asked prices for the comparable treasury issue (expressed as a percentage of its principal amount) quoted in writing to the trustee by such reference treasury dealer at 5.00 p.m. Eastern Standard Time on the third business day preceding such redemption date.

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Listing

  We may file an application to list the debt securities on the London Stock Exchange or the New York Stock Exchange, or on any other "recognized stock exchange".

Interest rates

We currently expect to issue floating rate debt securities that bear interest at rates based on one or more of the following base rates:

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LIBOR;

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EURIBOR; or

•
any other interest rates (which may include a combination of more than one of the interest rate bases described above) as may be described in the applicable prospectus supplement.

LIBOR

A LIBOR note is a floating rate debt security that will bear interest at a base rate equal to LIBOR, which will be the London interbank offered rate for deposits in U.S. dollars or any other index currency, as specified in the applicable prospectus supplement. In addition, the applicable LIBOR base rate will be adjusted by the spread or spread multiplier, if any, specified in the applicable prospectus supplement.

LIBOR will be determined in the following manner:

•
LIBOR will be the arithmetic mean of the offered rates appearing on the Reuters LIBOR page, unless that page by its terms cites only one rate, in which case that rate; in either case, as of 11.00 a.m., London time, on the relevant interest determination date, for deposits of the relevant index currency having the relevant index maturity beginning on the relevant interest reset date. The applicable prospectus supplement will indicate the index currency, the index maturity and the reference page that apply to the debt security.

•
If fewer than two of the rates described above appears on the Reuters LIBOR page or no rate appears on any page on which only one rate normally appears, then LIBOR will be determined on the basis of the rates, at approximately 11.00 a.m., London time, on the relevant interest determination date, at which deposits of the following kind are offered to prime banks in the London interbank market by four major banks in that market selected by the calculation agent: deposits of the index currency having the relevant index maturity, beginning on the relevant interest reset date and in a representative amount. The calculation agent will request the principal London office of each of these banks to provide a quotation of its rate. If at least two quotations are provided, LIBOR for the relevant interest determination date will be the arithmetic mean of the quotations.

•
If fewer than two quotations are provided as described in the preceding paragraph, LIBOR for the relevant interest determination date will be the arithmetic mean of the rates for loans of the following kind to leading European banks quoted, at approximately 11.00 a.m., London time, in the principal financial center for the country of the index currency, on that interest determination date, by three major banks in that financial center selected by the calculation agent: loans of the index currency having the relevant index maturity, beginning on the relevant interest reset date and in a representative amount.

•
If fewer than three banks selected by the calculation agent are quoting as described above, LIBOR for the new interest period will be LIBOR in effect for the prior interest period. If the initial base rate has been in effect for the prior interest period, however, it will remain in effect.

The reference banks and dealers employed by the calculation agent in determining the base rate may include the calculation agent itself and its affiliates.

EURIBOR

A EURIBOR note is a floating rate debt security that will bear interest at a base rate equal to the interest rate for deposits in euros designated as "EURIBOR" and sponsored jointly by the European Banking Federation and ACI—the Financial Market Association, or any company established by the joint sponsors for purposes of compiling and publishing that rate. In addition, the EURIBOR base rate will be adjusted by the spread or spread multiplier, if any, specified in the applicable prospectus supplement.

EURIBOR will be determined in the following manner:

•
EURIBOR will be the offered rate for deposits in Euros having the relevant index maturity beginning on the relevant interest reset date, as that rate appears on Reuters EURIBOR01 as of 11.00 a.m., Brussels time, on the relevant interest determination date.

•
If the rate described in the preceding paragraph does not appear on Reuters EURIBOR01, EURIBOR will be determined on the basis of the rates, at approximately 11.00 a.m., Brussels time, on the relevant interest determination date, at which deposits of the following kind are offered to prime banks in the Euro-zone interbank market by the principal Euro-zone offices of major banks in that market selected by the calculation agent: Euro deposits having the relevant index maturity, beginning on the relevant interest reset date and in a representative amount calculated based on an Actual/360 (ISDA) basis. The calculation agent will request the principal Euro-zone office of each of these banks to provide a quotation of its rate. If at least two quotations are provided, EURIBOR for the relevant interest determination date will be the arithmetic mean of the quotations.

•
If fewer than two quotations are provided as described above, EURIBOR for the relevant interest determination date will be the arithmetic mean of the rates for loans of the following kind to leading Euro-zone banks quoted, at approximately 11.00 a.m., Brussels time, on that interest determination date, by major banks in the Euro-zone selected by the calculation agent: loans of Euros having the relevant index maturity, beginning on the relevant interest reset date and in a representative amount.

•
If fewer than three banks selected by the calculation agent are quoting as described above, EURIBOR for the new interest period will be EURIBOR in effect for the prior interest period. If the initial base rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

Additional Mechanics

Form, Exchange and Transfer

The debt securities will be issued, unless otherwise indicated in the applicable prospectus supplement, in denominations that are even multiples of $1,000.

You may have your debt securities broken into more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. This is called an exchange. (Section 305)

In the case of registered debt securities, you may exchange or transfer your registered debt securities at the office of the trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring registered debt securities. We may change this appointment to another entity or perform the service ourselves. The entity performing the role of maintaining the list of registered holders is called the "security registrar". It will also register transfers of the registered debt securities. However, you may not exchange registered debt securities for bearer debt securities. (Section 305)

You will not be required to pay a service charge to exchange or transfer debt securities, but you may be required to pay any tax or other governmental charge associated with the exchange or transfer. The exchange or transfer of a registered debt security will only be made if the security registrar is satisfied with your proof of ownership.

If we designate additional transfer agents, they will be named in the applicable prospectus supplement. We may cancel the designation of any particular security registrar. We may also approve a change in the office through which any security registrar acts. (Section 1002)

If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the exchange or transfer of debt securities in order to freeze the list of holders to prepare the mailing during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing. We may also refuse to register exchanges or transfers of debt securities selected for redemption. However, we will continue to permit exchanges and transfers of the unredeemed portion of any debt security being partially redeemed. (Section 305)

For a discussion of transfers of book-entry securities issued in respect of global securities in bearer form, see "Description of the Securities Depositary Agreement—Transfers" on page 33.

Payment and Paying Agents

If your debt securities are in registered form, we will pay interest to you if you are a direct holder listed in the trustee's records at the close of business on a particular day in advance of each due date for interest, even if you no longer own the security on the interest due date. That particular day, usually the Clearing System Business Day immediately prior to the interest due date, is called the "regular record date" and will be stated in the prospectus supplement. (Section 307)

We will pay interest, principal and any other money due on the registered debt securities at the corporate trust office of the trustee in New York City. That office is currently located at 101 Barclay Street, New York, NY 10286.

Interest on global securities will be paid to the holder thereof by wire transfer of same-day funds. For a discussion of payments with respect to book-entry securities issued in respect of global securities in bearer form, see "Description of the Securities Depositary Agreement—Payments" on page 33.

Holders buying and selling debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to, in the case of registered debt securities, the one who is the registered holder on the regular record date or, in the case of bearer debt securities, to the bearer. The most common manner is to adjust the sales price of the debt securities to pro rate interest fairly between buyer and seller. This pro rated interest amount is called "accrued interest". The paying agent for a particular series will be set forth in the prospectus supplement establishing that series.

Street name and other indirect holders should consult their banks or brokers for information on how they will receive payments.

We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee's corporate trust office. These offices are called "paying agents". We may also choose to act as our own paying agent. We must notify you of changes in the paying agents for the debt securities of any series that you hold. (Section 1002)

Notices

We and the trustee will send notices only to direct holders, using their addresses as listed in the trustee's records. (Sections 101 and 106)

Regardless of who acts as paying agent, all money that we pay to a paying agent that remains unclaimed at the end of two years after the amount is due to direct holders and will be repaid to us upon our request. After that two-year period, direct holders may look only to us for payment and not to the trustee, any other paying agent or anyone else. (Section 1003)

Special Situations

Mergers and Similar Events

We are generally permitted to consolidate or merge with another entity. We are also permitted to sell or lease substantially all of our assets to another entity or to buy or lease substantially all of the assets of another entity. No vote by holders of debt securities approving any of these actions is required, unless as part of the transaction we make changes to the indenture requiring your approval, as described later under "—Modification and Waiver". We may take these actions as part of a transaction involving outside third parties or as part of an internal corporate reorganization. We may take these actions even if they result in:

•
a lower credit rating being assigned to the debt securities; or

•
additional amounts becoming payable in respect of withholding tax, and the debt securities thus being subject to redemption at our option, as described later on page 27 under "—Optional Tax Redemption".

We have no obligation under the indenture to seek to avoid these results, or any other legal or financial effects that are disadvantageous to you, in connection with a merger, consolidation or sale or lease of assets that is permitted under the indenture. However, we may not take any of these actions unless all of the following conditions are met:

•
If we merge out of existence or sell or lease our assets, the other entity must assume our obligations on the debt securities and under the indenture, including the obligation to pay the additional amounts described on page 28 under "Payment of Additional Amounts". This assumption may be by way of a full and unconditional guarantee in the case of a sale or lease of substantially all of our assets.

•
If such other entity is organized under the laws of a country other than the United States or England and Wales, it must indemnify you against any governmental charge or other cost resulting from the transaction.

•
We must not be in default on the debt securities immediately prior to such action and such action must not cause a default. For purposes of this no-default test, a default would include an event of default that has occurred and not been cured, as described later on page 31 under "Default and Related Matters—Events of Default—What Is an Event of Default?" A default for this purpose would also include any event that would be an event of default if the requirements for notice of default or existence of defaults for a specified period of time were disregarded.

•
If we sell or lease substantially all of our assets and the entity to which we sell or lease such assets guarantees our obligations, that entity must execute a supplement to the indenture, known as a supplemental indenture. In the supplemental indenture, the entity must promise to be bound by every obligation in the indenture. Furthermore, in this case, the trustee must receive an opinion of counsel stating that the entity's guarantees are valid, that certain registration requirements applicable to the guarantees have been fulfilled and that the supplemental indenture complies with the Trust Indenture Act of 1939. The entity that guarantees our obligations must also deliver certain certificates and other documents to the trustee.

•
We must deliver certain certificates and other documents to the trustee.

•
We must satisfy any other requirements specified in the prospectus supplement. (Section 801)

It is possible that the U.S. Internal Revenue Service may deem a merger or other similar transaction to cause for U.S. federal income tax purposes an exchange of debt securities for new securities by the holders of the debt securities. This could result in the recognition of taxable gain or loss for U.S. federal income tax purposes and possible other adverse tax consequences.

Modification and Waiver

There are three types of changes we can make to the indenture and the debt securities.

Changes Requiring Approval of Each Holder

First, there are changes that cannot be made to the debt securities without the approval of each holder. These are the following types of changes:

•
change the stated maturity of the principal or interest on a debt security;

•
reduce any amounts due on a debt security;

•
change any obligation to pay the additional amounts described on page 28 under "Payment of Additional Amounts";

•
reduce the amount of principal payable upon acceleration of the maturity of a debt security following a default;

•
change the place or currency of payment on a debt security;

•
impair any of the conversion rights of the debt securities;

•
impair your right to sue for payment or conversion;

•
reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indenture;

•
reduce the percentage of holders of debt securities whose consent is needed to waive compliance with various provisions of the indenture or to waive specified defaults; and

•
modify any other aspect of the provisions dealing with modification and waiver of the indenture. (Section 902).

Changes Requiring a Majority Vote

The second type of change to the indenture and the debt securities is the kind that requires a vote of approval by the holders of debt securities which together represent a majority of the outstanding principal amount of the particular series affected. Most changes fall into this category, except for clarifying changes, amendments, supplements and other changes that would not adversely affect holders of the debt securities in any material respect. For example, this vote would be required for us to obtain a waiver of all or part of any covenants described in an applicable prospectus supplement or a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of the indenture or the debt securities listed in the first category described above under "—Changes Requiring Approval of Each Holder" unless we obtain your individual consent to the waiver. (Section 513)

Changes Not Requiring Approval

The third type of change does not require any vote by holders of debt securities. This type is limited to clarifications, amendments, supplements and other changes that would not adversely affect holders of the debt securities in any material respect. (Section 901)

Further Details Concerning Voting

When taking a vote, we will use the following rules to decide how much principal amount to attribute to a security:

•
For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default.

•
For debt securities whose principal amount is not known (for example, because it is based on an index), we will use a special rule for that security described in the prospectus supplement for that security.

•
For debt securities denominated in one or more foreign currencies, currency units or composite currencies, we will use the U.S. dollar equivalent as of the date on which such debt securities were originally issued.

Debt securities will not be considered outstanding, and therefore will not be eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described on page 29 under "Defeasance and Discharge". (Section 101)

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the indenture. In limited circumstances, the trustee will be entitled to set a record date for action by holders. If we or the trustee set a record date for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are holders of outstanding debt securities of that series on the record date and must be taken within 180 days following the record date or another period that we or, if it sets the record date, the trustee may specify. We may shorten or lengthen (but not beyond 180 days) this period from time to time. (Section 104)

Street name and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.

Redemption and Repayment

Unless otherwise indicated in your prospectus supplement, your debt security will not be entitled to the benefit of any sinking fund—that is, we will not deposit money on a regular basis into any separate custodial account to repay your debt securities. In addition, we will not be entitled to redeem your debt security before its stated maturity unless your prospectus supplement specifies a redemption commencement date. You will not be entitled to require us to buy your debt security from you, before its stated maturity, unless your prospectus supplement specifies one or more repayment dates.

If your prospectus supplement specifies a redemption commencement date or a repayment date, it will also specify one or more redemption prices or repayment prices, which may be expressed as a percentage of the principal amount of your debt security or by reference to one or more formulae used to determine the redemption price(s). It may also specify one or more redemption periods during which the redemption prices relating to a redemption of debt securities during those periods will apply.

If your prospectus supplement specifies a redemption commencement date, we may redeem your debt security at our option at any time on or after that date. If we redeem your debt security, we will do so at the specified redemption price, together with interest accrued to the redemption date. If different prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which your debt security is redeemed.

If your prospectus supplement specifies a repayment date, your debt security will be repayable by us at your option on the specified repayment date(s) at the specified repayment price(s), together with interest accrued to the repayment date.

In the event that we exercise an option to redeem any debt security, we will give to the holder written notice of the principal amount of the debt security to be redeemed, not less than 30 days nor more than 60 days before the applicable redemption date. We will give the notice in the manner described above on page 22 under "Additional Mechanics—Notices".

If a debt security represented by a global security is subject to repayment at the holder's option, the depositary or its nominee, as the holder, will be the only person that can exercise the right to repayment. Any indirect holders who own beneficial interests in the global security and wish to exercise a repayment right must give proper and timely instructions to their banks or brokers through which they hold their interests, requesting that they notify the depositary to exercise the repayment right on their behalf. Different firms have different deadlines for accepting instructions from their customers, and you should take care to act promptly enough to ensure that your request is given effect by the depositary before the applicable deadline for exercise.

Street name and other indirect holders should consult their banks or brokers for information on how to exercise a repayment right in a timely manner.

In the event that the option of the holder to elect repayment as described above is deemed to be a "tender offer" within the meaning of Rule 14e-l under the Exchange Act, we will comply with Rule 14e-l as then in effect to the extent it is applicable to us and the transaction.

We or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, in our discretion, be held, resold or cancelled.

Redemption or Repurchase Following a Change of Control

If a Change of Control Put Option (as defined below) is specified in the prospectus supplement and, at any time while any of the debt securities remain outstanding, a Change of Control Put Event (as defined below) occurs, then the holder of each such debt security will have the option (a "Change of Control Put Option") (unless, prior to the giving of the relevant Change of Control Put Event Notice (as defined below), Vodafone has otherwise given valid notice of redemption) to require Vodafone to redeem or, at Vodafone's option, purchase (or procure the purchase of) that debt security on the date which is seven days after the expiration of the Put Period (as defined below) (such date or such other date as may be specified in the prospectus supplement, the "Put Date") at the Optional Redemption Amount specified in the prospectus supplement together with (or, where purchased, together with an amount equal to) interest (if any) accrued to (but excluding) the Put Date.

A "Change of Control Put Event" will be deemed to occur if:

(i)    any person or any persons acting in concert (as defined in the United Kingdom's City Code on Takeovers and Mergers), other than a holding company (as defined in Section 1159 of the Companies Act 2006 as amended) whose shareholders are or are to be substantially similar to the pre-existing shareholders of Vodafone, shall become interested (within the meaning of Part 22 of the Companies Act 2006 as amended) in (A) more than 50 per cent. of the issued or allotted ordinary share capital of Vodafone or (B) shares in the capital of Vodafone carrying more than 50 per cent. of the voting rights normally exercisable at a general meeting of Vodafone (each such event, a "Change of Control"); provided that, no Change of Control shall be deemed to occur if the event which would otherwise have constituted a Change of Control occurs or is carried out by an extraordinary resolution; and

(ii)   the long-term debt of Vodafone has been assigned:

  (A)  an investment grade credit rating (Baa3/BBB–, or their respective equivalents, or better) (an "Investment Grade Rating"), by any Rating Agency (as defined below) at the invitation of Vodafone; or

  (B)  where there is no rating from any Rating Agency assigned at the invitation of Vodafone, an Investment Grade Rating by any Rating Agency of its own volition,

  and;

  (x)   such rating is, within the Change of Control Period (as defined below), either downgraded to a non-investment grade credit rating (Ba1/BB+, or their respective equivalents, or worse) (a "Non-Investment Grade Rating") or withdrawn and is not, within the Change of Control Period, subsequently (in the case of a downgrade) upgraded or (in the case of a withdrawal) reinstated to an Investment Grade Rating by such Rating Agency;

  (y)   and there remains no other Investment Grade Rating of the long-term debt of Vodafone from any other Rating Agency; and

(iii)  in making any decision to downgrade or withdraw an Investment Grade Rating pursuant to paragraph (ii) above, the relevant Rating Agency announces publicly or confirms in writing to Vodafone that such decision(s) resulted, in whole or in part, from the occurrence of the relevant Change of Control.

Further, if at the time of the occurrence of the relevant Change of Control the long-term debt of Vodafone is not assigned an Investment Grade Rating by any Rating Agency, a Change of Control Put Event will be deemed to occur upon the occurrence of a Change of Control alone.

Promptly upon Vodafone becoming aware that a Change of Control Put Event has occurred Vodafone shall, and the Trustee if so requested by the holders of at least one-quarter in nominal amount of the debt securities then outstanding or if so directed by an extraordinary resolution of the debt securities holders, shall (subject in each case to the Trustee being indemnified and/or secured to its satisfaction) give notice (a "Change of Control Put Event Notice") to the debt securities holders in accordance with "Additional Mechanics—Notices" specifying the nature of the Change of Control Put Event and the procedure for exercising the Change of Control Put Option.

To exercise the Change of Control Put Option, the holder of the debt security must (in the case of bearer debt securities) deposit such debt security with any Paying Agent or (in the case of registered debt securities) deposit the certificate representing such debt security with the security registrar at its specified office, in each case at any time during normal business hours of such Paying Agent or security registrar (all as defined in the debt security, or relevant prospectus supplement), as the case may be, falling within the period (the "Put Period") of 30 days after a Change of Control Put Event Notice is given or such other date as may be specified in the prospectus supplement, accompanied by a duly signed and completed notice of exercise in the form (for the time being current) obtainable from the specified office of any Paying Agent or security registrar, as the case may be (a "Change of Control Put Notice"). No debt security or Certificate so deposited and option so exercised may be withdrawn (except as provided in the Agency Agreement) without the prior consent of Vodafone. Vodafone shall redeem or purchase (or procure the purchase of) the relevant debt securities on the Put Date unless previously redeemed (or purchased) and cancelled.

If 80 per cent. or more in nominal amount of the debt securities then outstanding have been redeemed or purchased pursuant to this section, Vodafone may, on giving not less than 30 nor more than 60 days' notice to the debt securities holders (such notice being given within 30 days after the Put Date), redeem or purchase (or procure the purchase of), at its option, all of the remaining outstanding debt securities at their Optional Redemption Amount, as specified in the prospectus supplement, together with interest (if any) accrued to (but excluding) the date fixed for such redemption or purchase.

If the rating designations employed by either Moody's or S&P are changed from those which are described in paragraph (ii) of the definition of "Change of Control Put Event" above, or if a rating is procured from a Substitute Rating Agency (as defined below), Vodafone shall determine the rating designations of Moody's or S&P or such Substitute Rating Agency (as appropriate) as are most equivalent to the prior rating designations of Moody's or S&P and this section shall be construed accordingly.

The Trustee is under no obligation to ascertain whether a Change of Control Put Event or Change of Control or any event which could lead to the occurrence of or could constitute a Change of Control Put Event or Change of Control has occurred, and, until it shall have actual knowledge or notice pursuant to the Trust Deed to the contrary, the Trustee may assume that no Change of Control Put Event or Change of Control or other such event has occurred.

In this "Redemption or Repurchase Following a Change of Control":

"Change of Control Period" means the period commencing upon a Change of Control and ending 90 days after the Change of Control (or such longer period for which the debt securities are under consideration (such consideration having been announced publicly within the period ending 90 days after the Change of Control) for rating review, such period not to exceed 60 days after the public announcement of such consideration); and

"Rating Agency" means Moody's Investors Service España S.A. ("Moody's") or Standard & Poor's Credit Market Services Europe Limited ("S&P") or any of their respective affiliates or successors or any rating agency (a "Substitute Rating Agency") substituted for any of them by Vodafone from time to time.

Optional Tax Redemption

We may have the option to redeem, in whole but not in part, the debt securities in the three situations described below. In such cases, the redemption price for debt securities (other than original issue discount debt securities) will be equal to the principal amount of the debt securities being redeemed plus accrued interest and any additional amounts due on the date fixed for redemption. The redemption price for original issue discount debt securities will be specified in the prospectus supplement for such securities. Furthermore, we must give you between 30 and 60 days' notice before redeeming the debt securities.

The first situation is where, as a result of a change in or amendment to any laws or regulations, or as a result of any execution of or amendment to any treaty or treaties, or any change in the official application or interpretation of such laws, regulations or treaties, we would be required to pay additional amounts as described later on page 28 under "Payment of Additional Amounts".

This applies only in the case of events described in the preceding paragraph that occur on or after the date specified in the applicable prospectus supplement and in the jurisdiction where we are incorporated. If succeeded by another entity, the applicable jurisdiction will be the jurisdiction in which such successor entity is organized, and the applicable date will be the date the entity became a successor.

We would not have the option to redeem in this case if we could have avoided the payment of additional amounts or the deduction or withholding by using reasonable measures available to us.

The second situation is where, as a result of any delivery or requirement to deliver debt securities in definitive registered form, after having used all reasonable efforts to avoid having to issue such definitive registered debt securities, we would be required to pay additional amounts as described later under "Payment of Additional Amounts".

We would not have the option to redeem in this case if we could have avoided the payment of additional amounts or the deduction or withholding by using reasonable measures available to us.

The third situation is where, following a merger, consolidation or sale or lease of our assets to a person that assumes or, if applicable, guarantees our obligations on the debt securities, that person is required to pay additional amounts as described later under "Payment of Additional Amounts".

We, or the other person, would have the option to redeem the debt securities in this situation even if additional amounts became payable immediately upon completion of the merger or sale transaction,

including in connection with an internal corporate reorganization. Neither we nor that person have any obligation under the indenture to seek to avoid the obligation to pay additional amounts in this situation.

Conversion

Your debt securities may be convertible into or exchangeable for our ordinary shares or other securities if your prospectus supplement so provides. If your debt securities are convertible or exchangeable, your prospectus supplement will include provisions as to whether conversion or exchange is mandatory, at your option or at our option. Your prospectus supplement would also include provisions regarding the adjustment of the number of securities to be received by you upon conversion or exchange.

Payment of Additional Amounts

The government of any jurisdiction in which we are incorporated may require us to withhold amounts from payments on the principal or any premium or interest on a debt security for taxes or any other governmental charges. If the jurisdiction requires a withholding of this type, we may be required to pay you an additional amount so that the net amount you receive will be the amount specified in the debt security to which you are entitled. However, in order for you to be entitled to receive the additional amount, you must not be resident in the jurisdiction that requires the withholding.

We will not have to pay additional amounts under any of the following circumstances:

•
The U.S. government or any political subdivision of the U.S. government is the entity that is imposing the tax or governmental charge.

•
The withholding is imposed only because the holder was or is connected to the taxing jurisdiction or, if the holder is not an individual, the tax or governmental charge was imposed because a fiduciary, settlor, beneficiary, member or shareholder of the holder or a party possessing a power over a holder that is an estate or trust was or is connected to the taxing jurisdiction. These connections include those where the holder or related party:

•
is or has been a citizen or resident of the jurisdiction;

•
is or has been engaged in trade or business in the jurisdiction; or

•
has or had a permanent establishment in the jurisdiction.

•
The withholding is imposed due to the presentation of a debt security, if presentation is required, for payment on a date more than 30 days after the security became due or after the payment was provided for.

•
The withholding is imposed due to the presentation of a debt security for payment in the United Kingdom.

•
The withholding is on account of an estate, inheritance, gift, sale, transfer, personal property or similar tax or other governmental charge.

•
The withholding is for a tax or governmental charge that is payable in a manner that does not involve withholding.

•
The withholding is imposed or withheld because the holder or beneficial owner failed to comply with any of our requests for the following that the statutes, treaties, regulations or administrative practices of the taxing jurisdiction require as a precondition to exemption from all or part of such withholding:

•
to provide information about the nationality, residence or identity of the holder or beneficial owner; or

•
to make a declaration or satisfy any information requirements.

•
The holder is a fiduciary or partnership or other entity that is not the sole beneficial owner of the payment in respect of which the withholding is imposed, and the laws of the taxing jurisdiction require the payment to be included in the income of a beneficiary or settlor of such fiduciary or a member of such partnership or another beneficial owner who would not have been entitled to such additional amounts had it been the holder of such debt security.

•
With respect to debt securities originally issued in bearer form, the payment relates to a debt security that is in physical form. However, this exception only applies if:

•
the debt security in physical form was issued at the holder's request following an event of default; and

•
we have not issued physical certificates for the entire principal amount of such series of debt securities.

•
The withholding or deduction is imposed pursuant to European Council Directive 2003/48/EC on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive.

•
The withholding or deduction is imposed on a holder or beneficial owner who could have avoided such withholding or deduction by presenting its debt securities to another paying agent.

These provisions will also apply to any taxes or governmental charges imposed by any jurisdiction in which a successor to us is organized. The prospectus supplement relating to the debt securities may describe additional circumstances in which we would not be required to pay additional amounts. (Sections 205, 802 and 1004)

In certain circumstances, payments made to holders of debt securities may be subject to withholding or deduction for or on account of UK tax. These circumstances might include, for example, if payments are made on debt securities issued by us that are not listed on a "recognized stock exchange" for UK tax purposes at the time of payment. For more information see the section entitled "Taxation—United Kingdom Taxation—Debt Securities—Interest Payments" on page 51.

Restrictive Covenants

The indenture does not contain any covenants restricting our ability to make payments, incur indebtedness, dispose of assets, enter into sale and leaseback transactions, issue and sell capital stock, enter into transactions with affiliates, create or incur liens on our property or engage in business other than our present business. A particular series of debt securities, however, may contain restrictive covenants of this type, which we will describe in the applicable prospectus supplement.

Defeasance and Discharge

The following discussion of full defeasance and discharge and covenant defeasance and discharge will only be applicable to your series of debt securities if we choose to apply them to that series, in which case we will state that in the prospectus supplement. (Sections 301 and 1401-1406)

Full Defeasance

Except for various obligations described below, we can legally release ourselves from any payment or other obligations on the debt securities (called "full defeasance") if we, in addition to other actions, put in place the following arrangements for you to be repaid:

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We must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that, in the opinion of a nationally recognized public accounting firm, will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

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We must deliver to the trustee a legal opinion of our counsel, based upon a ruling by the U.S. Internal Revenue Service or upon a change in applicable U.S. federal income tax law, confirming that under then current U.S. federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves.

If the debt securities are listed on any securities exchange, we must deliver to the trustee a legal opinion of our counsel confirming that the deposit, defeasance and discharge will not cause the debt securities to be delisted. (Sections 1402 and 1404)

If we ever did accomplish full defeasance as described above, you would have to rely solely on the trust deposit for repayment on the debt securities. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever become bankrupt or insolvent. However, even if we take these actions, a number of our obligations relating to the debt securities and under the indenture will remain. These include the following obligations:

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to register the exchange and transfer of debt securities;

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to replace mutilated, destroyed, lost or stolen debt securities;

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to maintain paying agencies; and

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to hold money for payment in trust.

Covenant Defeasance

We can make the same type of deposit described above and be released from all or some of the restrictive covenants (if any) that apply to the debt securities of any particular series. This is called "covenant defeasance". In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities. In order to achieve covenant defeasance:

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We must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that, in the opinion of a nationally recognized public accounting firm, will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

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We must deliver to the trustee a legal opinion of our counsel confirming that under then current U.S. federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves.

If we accomplish covenant defeasance, the following provisions of the indenture and/or the debt securities would no longer apply:

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Any covenants applicable to the series of debt securities and described in the applicable prospectus supplement.

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The events of default relating to breach of covenants and acceleration of the maturity of other debt, described later under "Default and Related Matters—Events of Default—What Is An Event of Default?".

If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if any event of default occurred (such as our bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall. (Sections 1403 and 1404)

Default and Related Matters

Ranking

The debt securities are not secured by any of our property or assets. Accordingly, your ownership of debt securities means you are one of our unsecured creditors. The debt securities may or may not be subordinated to any of our other debt obligations as indicated in the applicable prospectus supplement. If they are not subordinated, they will rank equally with all our other unsecured and unsubordinated indebtedness.

Events of Default

You will have special rights if an event of default occurs and is not cured, as described later in this subsection.

What Is an Event of Default?

The term event of default means any of the following:

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We do not pay the principal or any premium on a debt security within 14 days of its due date.

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We do not pay interest on a debt security within 21 days of its due date.

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We do not deposit any sinking fund payment within 14 days of its due date, if we agreed to maintain a sinking fund for your debt securities and the other debt securities of the same series.

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We remain in breach of any covenant or any other term of the indenture for 30 days after we receive a notice of default stating that we are in breach. The notice must be sent by either the trustee or holders of 25 per cent. of the principal amount of debt securities of the affected series.

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We remain in default in the conversion of any convertible security of a given series for 30 days after we receive a notice of default stating that we are in default. The notice must be sent by either the trustee or the holders of 25 per cent. of the principal amount of debt securities of the affected series.

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If the total aggregate principal amount of all of our indebtedness for borrowed money, which meets one of the following conditions, together with the amount of any guarantees and indemnities described in the next point, equals or exceeds £150 million:

  •
  the principal amount of such indebtedness becomes due and payable prematurely as a result of an event of default (however described) under the agreement(s) governing that indebtedness;

  •
  we fail to make any payment in respect of such indebtedness on the date when it is due (as extended by any originally applicable grace period); or

  •
  any security that we have granted securing the payment of any such indebtedness becomes enforceable by reason of any default relating thereto and steps are taken to enforce the security.

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We fail to make payment due under any guarantee and/or indemnity (after the expiry of any originally applicable grace period) of another person's indebtedness for borrowed money in an amount that, when added to the indebtedness for borrowed money which meets one of the conditions described in the prior point, equals or exceeds £150 million.

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We are ordered by a court or pass a resolution to wind up or dissolve, save for the purposes of a reorganization on terms approved in writing by the trustee.

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We stop paying or are unable to pay our debts as they fall due, or we are adjudicated or found bankrupt or insolvent, or we enter into any composition or other similar arrangement with our creditors under the UK Insolvency Act.

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If a receiver or administrator is appointed in relation to, or a distress, execution, attachment, sequestration or other process is levied, enforced upon, sued out or put in force against, the whole or a substantial part of our undertakings or assets and (other than the appointment of an administrator) is not discharged or removed within 90 days.

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Any other event of default described in the applicable prospectus supplement occurs. (Section 501)

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture.

For these purposes, "indebtedness for borrowed money" means any present or future indebtedness (whether it is principal, premium, interest or other amounts) for or in respect of:

•
money borrowed (including in the form of any bonds, notes, debentures, debenture stock or loan stock); or

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liabilities under or in respect of any acceptance or acceptance credit.

Remedies If an Event of Default Occurs

If an event of default has occurred and has not been cured, the trustee or the holders of 25 per cent. in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. If an event of default occurs because of certain events in bankruptcy, insolvency or reorganization, the principal amount of all the debt securities of that series will be automatically accelerated without any action by the trustee, any holder or any other person. A declaration of acceleration of maturity may be cancelled by the holders of at least a majority in principal amount of the debt securities of the affected series. (Section 502)

The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the securities of such series, provided that (a) such direction must not be in conflict with any rule of law or with the indenture, (b) the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction, and (c) such holders shall have offered to the trustee security or indemnity satisfactory to the trustee against the costs, expenses, and liabilities which might be incurred by it in compliance with such request or direction. (Sections 512 and 603) Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

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You must give the trustee written notice that an event of default has occurred and remains uncured.

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The holders of 25 per cent. in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default, and must offer satisfactory indemnity to the trustee against the cost and other liabilities of taking that action.

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The trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity.

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The holders of a majority in principal amount of all outstanding debt securities of the relevant series must not have given the trustee a direction that is inconsistent with the above notice. (Section 507)

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt security on or after its due date. (Section 508)

Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and to make or cancel a declaration of acceleration.

We will furnish to the trustee every year a written statement of certain of our officers that will either certify that, to their knowledge, we are in compliance with the indenture and the debt securities or specify any default. (Section 1005)

Regarding the Trustee

We and some of our subsidiaries maintain banking relations with the trustee in the ordinary course of our business.

If an event of default occurs, or an event occurs that would be an event of default if the requirements for giving us notice of the default or our default having to exist for a specified period of time were disregarded, the trustee may be considered to have a conflicting interest with respect to the debt securities or the indenture for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign as trustee under the applicable indenture and we would be required to appoint a successor trustee.

Description of the Securities Depositary Agreement

If we issue debt securities represented by a global security in bearer form, we will deposit such security with The Bank of New York Mellon, as depositary. The provisions described below will be applicable to such debt securities.

The arrangements for depositing and holding of the global securities in bearer form by The Bank of New York Mellon are set forth in a document called the securities depositary agreement between us and The Bank of New York Mellon, and the owners of book-entry securities. This section summarizes that agreement, a copy of which is filed as an exhibit to our registration statement. Because this section is a summary, it does not describe every aspect of the agreement. The description here is subject to and qualified by the detailed terms in the definitive securities depositary agreement that we have entered into with the depositary and the owners of book-entry securities.

General

The global security in bearer form representing the debt securities will be deposited with, and held by, The Bank of New York Mellon, as the depositary for The Depository Trust Company ("DTC"). The Bank of New York Mellon will maintain on our behalf a book-entry register for the applicable debt securities. It will register DTC or any person DTC nominates as the owner of the certificateless depositary interests it will issue in respect of the global securities. For a detailed description of DTC, see "Clearance and Settlement" on page 47.

Ownership of beneficial interests in the certificateless depositary interest will be in the form of book-entry securities. Ownership of book-entry securities will be limited to participants or indirect participants in DTC. Procedures related to the transfer of ownership of book-entry securities are described below on page 33 under "Transfers".

The ultimate beneficial owners of the global security in bearer form can only be indirect holders. We do not recognize this type of investor as a holder of debt securities and instead only deal with the depositary that holds the global security. As an indirect holder, an investor's rights and obligations relating to a global security will be governed by applicable procedures of DTC and the account rules of The Bank of New York Mellon and the investor's financial institution. We, the trustee, any paying agent, The Bank of New York Mellon, as depositary and registrar, and any of our or their agents will not be responsible for the obligations under the rules and procedures of DTC, its participants or an investor's financial institution.

DTC's policies will govern payments, exchanges, transfers and other matters relating to the investor's interest in the global security. In general, we and the trustee have no responsibility for DTC's actions and do not supervise DTC in any way.

We have no responsibility for any aspect of the actions of any participant in DTC or for payments related to, or for its records of, ownership interests in the global security. We also do not supervise the participants in DTC in any way, nor will we govern payments, exchanges, transfers and other matters relating to the investor's interest in the global security.

Payments

Payments related to the applicable debt securities will be made to The Bank of New York Mellon. The Bank of New York Mellon then must distribute all payments to DTC by wire transfer of immediately available funds. Upon receipt, DTC has informed us that it will credit its participants' accounts on that date with payments in amounts proportionate to their respective ownership interests as shown on DTC's records. Payments by participants in DTC to the owners of book-entry securities will be the participants' responsibility. We expect that payments by participants in DTC to the owners of interests in book-entry securities will be governed by standard customary practices, as is now the case with the securities held for the accounts of customers registered in street name.

All payments will be made by The Bank of New York Mellon without any deduction or withholding for any taxes, duties, assessments or other governmental charges. If the laws or regulations from the country in which we are incorporated require withholding, then we will add to the payment so it is the same as it would have been without the withholding. These added payments are subject to various exceptions and limitations that are described in the section on page 28 called "Payment of Additional Amounts". They are also subject to the optional redemption rights that are described in the section on page 27 called "Special Situations—Optional Tax Redemption".

Redemption

If and when the global securities are redeemed, The Bank of New York Mellon will deliver all amounts it receives in respect of the redemption to DTC. The redemption price that will be paid for the book-entry securities will be equal to the amount paid to The Bank of New York Mellon for the applicable global securities.

Transfers

Transfers of all or any portion of the certificateless depositary interests may be made only through the book-entry register. Until the book-entry securities are exchanged for definitive securities, the certificateless depositary interests may only be transferred as a whole by:

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DTC to a nominee of DTC;

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by a nominee of DTC to DTC or another nominee of DTC; or

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by DTC or any such nominee to a successor of DTC or a nominee of such successor.

DTC will record all transfers of the interests in book-entry securities using its book-entry system. DTC will use the customary procedures described in detail in the securities depositary agreement.

Procedures for Issuing Definitive Securities

Holders of book-entry securities will receive definitive securities in the situations described later on page 45 under "Legal Ownership—Global Securities—Special Situations in Which a Global Security Will Be Terminated". No definitive securities in bearer form will be issued. Definitive securities issued in exchange for book-entry securities will be issued in registered form only, without coupons. They will be registered in the name or names that The Bank of New York Mellon instructs the registrar based on the instructions of DTC.

Action by Holders of Book-Entry Securities

The Bank of New York Mellon must send any notices it receives concerning consents, requests for a waiver or any other action to DTC, as promptly as practicable after receipt. If DTC requests in writing that The Bank of New York Mellon take action, it is expected that The Bank of New York Mellon will take the action when it receives reasonable indemnity from DTC.

The Bank of New York Mellon will not make any independent decisions relating to the certificateless depositary interests or the global securities.

We understand that under existing industry practices, if we request any action to be taken by the holders of debt securities or if a holder of debt securities desires to give or take any action the holder is entitled to give or take under the debt securities or the indenture, DTC will authorize its participants holding book-entry securities to give or take the action and the participants will then authorize the beneficial owners to take the action or will act upon those owners' instructions.

Reports

The Bank of New York Mellon must send a copy of any communications that relate to us to DTC immediately after it receives them. This is also true for any communications that relate to the global and the book-entry securities.

Action by the Holders of the Global Securities

If a default occurs and the holders of the global securities request The Bank of New York Mellon to take action, it is expected that The Bank of New York Mellon will take the action when it receives reasonable indemnity from the holders of the global securities. Action taken in the event of a default is subject to limitations which are described in detail in the securities depositary agreement.

Charges Incurred by the Depositary Will Be Paid by Us

We have agreed to pay all charges of The Bank of New York Mellon under the securities depositary agreement. We have also agreed to indemnify The Bank of New York Mellon against certain liabilities it incurs under the securities depositary agreement.

Amendment and Termination

We and The Bank of New York Mellon may amend the securities depositary agreement. DTC's consent will not be required in connection with the following amendments:

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to cure any inconsistency, omission, defect or ambiguity in the securities depositary agreement;

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to add to the covenants and agreements of The Bank of New York Mellon or us;

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to assign The Bank of New York Mellon's rights and duties to a qualified successor;

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to evidence the succession of another person to us and the assumption by the successor of our covenants, where the parties are amending the indenture in a similar way;

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to comply with the Securities Act of 1933 (the "Securities Act"), the Exchange Act, the Investment Company Act of 1940 or the Trust Indenture Act of 1939; or

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to modify, alter, amend or supplement the securities depositary agreement in any other manner that is not adverse to DTC or the holders of book-entry securities.

No amendment to the securities depositary agreement or the book-entry securities that affects DTC or the holders of book-entry securities in an adverse way will be allowed without DTC's consent.

When definitive securities are issued to all of the holders of book-entry securities, the book-entry provisions of the securities depositary agreement will no longer apply. Definitive securities may be issued upon the resignation of the depositary if no successor has been appointed within 120 days.

Resignation or Removal of the Depositary

The Bank of New York Mellon may resign at any time by delivering written notice to us, and the resignation will take effect when we appoint a new depositary and the new depositary accepts the appointment. If no successor has been appointed at the end of 120 days after The Bank of New York Mellon gives notice, it may petition a court of competent jurisdiction for the appointment of a successor.

Obligations of the Depositary

The Bank of New York Mellon must perform only the duties and obligations set forth in the definitive securities depositary agreement. You should not read any implied covenants or obligations into the definitive securities depositary agreement.

DESCRIPTION OF WARRANTS WE MAY OFFER

We may issue warrants to purchase our debt securities, preference shares or ordinary shares. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. Each series of warrants will be issued under a separate warrant agreement to be entered into by us and a bank or trust company, as warrant agent, all as will be set forth in the applicable prospectus supplement.

Debt Warrants

The following briefly summarizes the material terms that will generally be included in a debt warrant agreement. However, we may include different terms in the debt warrant agreement for any particular series of debt warrants and such other terms and all pricing and related terms will be disclosed in the applicable prospectus supplement. You should read the particular terms of any debt warrants that are offered by us and the related debt warrant agreement which will be described in more detail in the applicable prospectus supplement. The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the debt warrants being offered.

General

We may issue warrants for the purchase of our debt securities. As explained below, each debt warrant will entitle its holder to purchase debt securities at an exercise price set forth in, or to be determined as set forth in, the applicable prospectus supplement. Debt warrants may be issued separately or together with debt securities.

The debt warrants are to be issued under debt warrant agreements to be entered into by us and one or more banks or trust companies, as debt warrant agent, all as will be set forth in the applicable prospectus supplement. At or around the time of an offering of debt warrants, a form of debt warrant agreement, including a form of debt warrant certificate representing the debt warrants, reflecting the alternative provisions that may be included in the debt warrant agreements to be entered into with respect to particular offerings of debt warrants, will be filed by amendment as an exhibit to the registration statement of which this prospectus forms a part.

Terms of the Debt Warrants to Be Described in the Prospectus Supplement

The particular terms of each issue of debt warrants, the debt warrant agreement relating to such debt warrants and such debt warrant certificates representing debt warrants will be described in the applicable prospectus supplement. This description will include:

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the initial offering price;

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the currency, currency unit or composite currency in which the exercise price for the debt warrants is payable;

•
the title, aggregate principal amount and terms of the debt securities that can be purchased upon exercise of the debt warrants;

•
the title, aggregate principal amount and terms of any related debt securities with which the debt warrants are issued and the number of the debt warrants issued with each debt security;

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if applicable, whether and when the debt warrants and the related debt securities will be separately transferable;

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the principal amount of debt securities that can be purchased upon exercise of each debt warrant and the exercise price;

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the date on or after which the debt warrants may be exercised and any date or dates on which this right will expire in whole or in part;

•
if applicable, a discussion of material UK and U.S. federal income tax, accounting or other considerations applicable to the debt warrants;

•
whether the debt warrants will be issued in registered or bearer form, and, if registered, where they may be transferred and registered; and

•
any other terms of the debt warrants.

You may exchange your debt warrant certificates for new debt warrant certificates of different denominations but they must be exercisable for the same aggregate principal amount of debt securities. If your debt warrant certificates are in registered form, you may present them for registration of transfer at the corporate trust office of the debt warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of debt warrants, holders of debt warrants will not be entitled to receive payments of principal or any premium or interest on the debt securities that can be purchased upon such exercise, or to enforce any of the covenants in the indenture relating to the debt securities that may be purchased upon such exercise.

Exercise of Debt Warrants

Unless otherwise provided in the applicable prospectus supplement, each debt warrant will entitle the holder to purchase a principal amount of debt securities for cash at an exercise price in each case that will be set forth in, or to be determined as set forth in, the applicable prospectus supplement. Debt warrants may be exercised at any time up to the close of business on the expiration date specified in the applicable prospectus supplement. After the close of business on the expiration date or any later date to which we extend the expiration date, unexercised debt warrants will become void.

Debt warrants may be exercised as set forth in the prospectus supplement applicable to the particular debt warrants. Upon delivery of payment of the exercise price and the debt warrant certificate properly completed and duly executed at the corporate trust office of the debt warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the debt securities that can be purchased upon such exercise of the debt warrants to the person entitled to them. If fewer than all of the debt warrants represented by the debt warrant certificate are exercised, a new debt warrant certificate will be issued for the remaining unexercised debt warrants. Holders of debt warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying debt securities in connection with the exercise of the debt warrants.

Street name and other indirect holders of debt warrants should consult their bank or brokers for information on how to exercise their debt warrants.

Modification and Waiver

There are three types of changes we can make to the debt warrant agreement and the debt warrants of any series.

Changes Requiring Approval of Each Holder

First, there are changes that cannot be made to the debt warrants or the debt warrant agreement under which they were issued without the approval of each holder. These are the following types of changes:

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any increase in the exercise price;

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any decrease in the principal amount of debt securities that can be purchased upon exercise of any debt warrant;

•
any reduction of the period of time during which the debt warrants may be exercised;

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any other change that materially and adversely affects the exercise rights of a holder of debt warrant certificates or the debt securities that can be purchased upon such exercise; and

•
any reduction in the number of outstanding unexercised debt warrants whose consent is required for any modification or amendment described below under "—Changes Requiring a Majority Vote".

Changes Requiring a Majority Vote

The second type of change to the debt warrant agreement or debt warrants of any series is the kind that requires a vote of approval by the holders of not less than a majority in number of the then outstanding unexercised debt warrants of that series. This category includes all changes other than those listed above under "—Changes Requiring Approval of Each Holder" or changes that would not adversely affect holders of debt warrants or debt securities in any material respect.

Changes Not Requiring Approval

The third type of change does not require any vote or consent by the holders of debt warrant certificates. This type is limited to clarifications and other changes that would not adversely affect such holders in any material respect.

Street name and other indirect holders of debt warrants should consult their bank or brokers for information on how approval may be granted or denied if we seek to change your debt warrants or the debt warrant agreement under which they were issued or to request a waiver.

Merger, Consolidation, Sale or Other Dispositions

Under the debt warrant agreement for each series of debt warrants, we may consolidate with, or sell, convey or lease all or substantially all of our assets to, or merge with or into, any other corporation or firm to the extent permitted by the indenture for the debt securities that can be purchased upon exercise of such debt warrants. If we consolidate with or merge into, or sell, lease or otherwise dispose of all or substantially all of our assets to, another corporation or firm, that corporation or firm must become legally responsible for our obligations under the debt warrant agreements and debt warrants. If we sell or lease substantially all of our assets, one way the other firm or company can become legally responsible for our obligations is by way of a full and unconditional guarantee of our obligations. If the other company becomes legally responsible by a means other than a guarantee, we will be relieved from all such obligations.

Enforceability of Rights; Governing Law

The debt warrant agent will act solely as our agent in connection with the issuance and exercise of debt warrants and will not assume any obligation or relationship of agency or trust for or with any holder of a debt warrant certificate or any owner of a beneficial interest in debt warrants. The holders of debt warrant certificates, without the consent of the debt warrant agent, the trustee, the holder of any debt securities issued upon exercise of debt warrants or the holder of any other debt warrant certificates, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against us to enforce, or otherwise in respect of, their rights to exercise debt warrants evidenced by their debt warrant certificates. Except as may otherwise be provided in the applicable prospectus supplement, each issue of debt warrants and the related debt warrant agreement will be governed by the laws of the State of New York.

Equity Warrants

The following briefly summarizes the material terms that will generally be included in an equity warrant agreement. However, we may include different terms in the equity warrant agreement for any particular series of equity warrants and such other terms and all pricing and related terms will be disclosed in the applicable prospectus supplement. You should read the particular terms of any equity warrants that are offered by us and the related equity warrant agreement which will be described in more detail in the applicable prospectus supplement. The prospectus supplement will also state whether any of the general provisions summarized below do not apply to the equity warrants being offered.

General

We may issue warrants for the purchase of our equity securities (i.e., our ordinary shares and preference shares). As explained below, each equity warrant will entitle its holder to purchase equity securities at an exercise price set forth in, or to be determined as set forth in, the applicable prospectus supplement. Equity warrants may be issued separately or together with equity securities.

The equity warrants are to be issued under equity warrant agreements to be entered into by us and one or more banks or trust companies, as equity warrant agent, all as will be set forth in the applicable prospectus supplement. At or around the time of an offering of equity warrants, a form of equity warrant agreement, including a form of equity warrant certificate representing the equity warrants, reflecting the alternative provisions that may be included in the equity warrant agreements to be entered into with respect to particular offerings of equity warrants, will be filed by amendment as an exhibit to the registration statement of which this prospectus forms a part.

Terms of the Equity Warrants to Be Described in the Prospectus Supplement

The particular terms of each issue of equity warrants, the equity warrant agreement relating to such equity warrants and the equity warrant certificates representing such equity warrants will be described in the applicable prospectus supplement. This description will include:

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the initial offering price;

•
the currency, currency unit or composite currency in which the exercise price for the equity warrants is payable;

•
the designation and terms of the equity securities (i.e., preference shares or ordinary shares) that can be purchased upon exercise of the equity warrants;

•
the total number of preference shares or ordinary shares that can be purchased upon exercise of each equity warrant and the exercise price;

•
the date or dates on or after which the equity warrants may be exercised and any date or dates on which this right will expire in whole or in part;

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the designation and terms of any related preference shares or ordinary shares with which the equity warrants are issued and the number of the equity warrants issued with each preference share or ordinary share;

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if applicable, whether and when the equity warrants and the related preference shares or ordinary shares will be separately transferable;

•
if applicable, a discussion of material UK and U.S. federal income tax, accounting or other considerations applicable to the equity warrants; and

•
any other terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of the equity warrants.

You may exchange your equity warrant certificates for new equity warrant certificates of different denominations but they must be exercisable for the same aggregate principal amount of equity securities. If your equity warrant certificates are in registered form, you may present them for registration of transfer and exercise them at the corporate trust office of the equity warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of equity warrants, holders of equity warrants will not be entitled to receive dividends or exercise voting rights with respect to the equity securities that can be purchased upon such exercise, to receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter, or to exercise any rights whatsoever as a shareholder.

Unless the applicable prospectus supplement states otherwise, the exercise price payable and the number of ordinary shares or preference shares that can be purchased upon the exercise of each equity warrant will be subject to adjustment in certain events, including the issuance of a stock dividend to holders of ordinary shares or preference shares or a stock split, reverse stock split, combination, subdivision or reclassification of ordinary shares or preference shares. Instead of adjusting the number of ordinary shares or preference shares that can be purchased upon exercise of each equity warrant, we may elect to adjust the number of equity warrants. No adjustments in the number of shares that can be purchased upon exercise of the equity warrants will be required until cumulative adjustments require an adjustment of at least 1 per cent. of those shares. We may, at our option, reduce the exercise price at any time. We will not issue fractional shares upon exercise of equity warrants, but we will pay the cash value of any fractional shares otherwise issuable.

Notwithstanding the previous paragraph, if there is a consolidation, merger or sale or conveyance of substantially all of our property, the holder of each outstanding equity warrant will have the right to the kind and amount of shares and other securities and property (including cash) receivable by a holder of the number of ordinary shares or preference shares into which that equity warrant was exercisable immediately prior to the consolidation, merger, sale or conveyance.

Exercise of Equity Warrants

Unless otherwise provided in the applicable prospectus supplement, each equity warrant will entitle the holder to purchase a number of equity securities for cash at an exercise price in each case that will be set forth in, or to be determined as set forth in, the prospectus supplement. Equity warrants may be exercised at any time up to the close of business on the expiration date specified in the applicable prospectus supplement. After the close of business on the expiration date or any later date to which we extend the expiration date, unexercised equity warrants will become void. Equity warrants for the purchase of preference shares or ordinary shares may be issued in the form of American Depositary Receipts.

Equity warrants may be exercised as set forth in the prospectus supplement applicable to the particular equity warrants. Upon delivery of payment of the exercise price and the equity warrant certificate properly completed and duly executed at the corporate trust office of the equity warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the equity securities that can be purchased upon such exercise of the equity warrants to the person entitled to them. If fewer than all of the equity warrants represented by the equity warrant certificate are exercised, a new equity warrant certificate will be issued for the remaining equity warrants. Holders of equity warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying equity securities in connection with the exercise of the equity warrants.

Street name and other indirect holders of equity warrants should consult their bank or brokers for information on how to exercise their equity warrants.

Modification and Waiver

There are three types of changes we can make to the equity warrant agreement and the equity warrants of any series.

Changes Requiring Approval of Each Holder

First, there are changes that cannot be made to the equity warrants or the equity warrant agreement under which they were issued without the approval of each holder. These are the following types of changes:

•
any increase in the exercise price;

•
any decrease in the total number of preference shares or ordinary shares that can be purchased upon exercise of any equity warrant;

•
any reduction of the period of time during which the equity warrants may be exercised;

•
any other change that materially and adversely affects the exercise rights of a holder of equity warrant certificates or the equity securities that can be purchased upon such exercise; and

•
any reduction in the number of outstanding unexercised equity warrants whose consent is required for any modification or amendment described below under "—Changes Requiring a Majority Vote".

Changes Requiring a Majority Vote

The second type of change to the equity warrant agreement or equity warrants of any series is the kind that requires a vote of approval by the holders of not less than a majority in number of the then outstanding unexercised equity warrants of that series. This category includes all changes other than those listed above under "—Changes Requiring Approval of Each Holder" or changes that would not adversely affect holders of equity warrants in any material respect.

Changes Not Requiring Approval

The third type of change does not require any vote or consent by the holders of equity warrant certificates. This type is limited to clarifications, amendments, supplement and other changes that would not adversely affect such holders in any material respect.

Street name and other indirect holders of equity warrants should consult their bank or brokers for information on how approval may be granted or denied if we seek to change your equity warrants or the equity warrant agreement under which they were issued or request a waiver.

Merger, Consolidation, Sale or Other Dispositions

Under the equity warrant agreement for each series of equity warrants, we may consolidate with, or sell, convey or lease all or substantially all of our assets to, or merge with or into, any other corporation or firm to the extent permitted by the terms of the equity securities that can be purchased upon exercise of such equity warrants. If we consolidate with or merge into, or sell, lease or otherwise dispose of all or substantially all of our assets to, another corporation or firm, that corporation or firm must become legally responsible for our obligations under the equity warrant agreements and equity warrants and we will be relieved from all such obligations.

Enforceability of Rights; Governing Law

The equity warrant agent will act solely as our agent in connection with the issuance and exercise of equity warrants and will not assume any obligation or relationship of agency or trust for or with any holder of an equity warrant certificate or any owner of a beneficial interest in equity warrants. The holders of equity warrant certificates, without the consent of the equity warrant agent, the holder of any equity securities issued upon exercise of equity warrants or the holder of any other equity warrant certificates, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against us to enforce, or otherwise in respect of, their rights to exercise equity warrants evidenced by their equity warrant certificates. Except as may otherwise be provided in the applicable prospectus supplement, each issue of equity warrants and the related equity warrant agreement will be governed by the laws of England and Wales.

DESCRIPTION OF PREFERENCE SHARES WE MAY OFFER

Provided that the directors have the required authority to allot shares, our articles of association allow us to issue new share capital with any rights or restrictions to it, subject to any special rights given to the holders of the existing share capital. The rights and restrictions attaching to such share capital can be decided either by shareholders by ordinary resolution or by the board of directors, provided that the rights or restrictions decided by the directors do not conflict with any decision by the shareholders. Under the laws of England and Wales, the board of directors requires express authority to allot preference shares which authority must either be given by an ordinary resolution of shareholders or be set out in the articles of association. Our board of directors currently has authority to allot shares up to a nominal amount of U.S.$ 1,859,443,347 prior to the earlier of 30 September 2018 and the end of our next Annual General Meeting. Our board of directors also has authority to allot further equity securities up to a nominal amount of U.S.$ 1,859,443,347 by way of a rights issue prior to the earlier of 30 September 2018 and our next Annual General Meeting.

If the preference shares have the right to participate only up to a specified amount of a dividend or capital distribution, we may issue them without complying with the provisions of English law that otherwise require companies to offer shares first to existing shareholders on a pre-emptive basis (these rights of existing shareholders are sometimes referred to as "pre-emptive rights"). However, pre-emptive rights would apply to any issuance of preference shares that are convertible into, or exchangeable for, other classes of our shares unless such rights are waived by a special resolution of our shareholders. Our shareholders have currently waived pre-emptive rights with respect to ordinary shares up to an aggregate nominal amount of U.S.$ 278,916,502 issued for cash prior to the earlier of 30 September 2018 and our next Annual General Meeting.

Subject to the foregoing, applicable law and the rights of other holders of our share capital, we may seek to issue preference shares in one or more series with such terms, rights and restrictions the company by ordinary resolution decides, or if no resolution has been passed or the resolution does not make specific provision, with such terms, rights and restrictions as our board of directors decides, including the following:

•
the maximum number of shares in the series;

•
the designation of the series;

•
any dividend rate, or basis for determining such a rate, on the shares of the series;

•
whether or not dividends will be cumulative and, if so, from which date or dates;

•
whether the shares of the series will be redeemable and, if so, the dates, prices and other terms and conditions of redemption;

•
whether the shares of the series will be convertible into, or exchangeable for, shares of stock of any other class or classes and, if so, the rate or rates of conversion or exchange, any terms of adjustment and whether the shares of the series will be convertible or exchangeable at our option, the option of holders of preference shares or both;

•
whether the shares of the series will have voting rights in addition to those provided by law and, if so, the terms of those voting rights;

•
the rights of the shares of the series in the event of a voluntary or involuntary liquidation, dissolution or winding up of Vodafone; and

•
any other relative rights, powers, preferences, qualifications, limitations or restrictions relating to the shares of the series.

The specific terms of each series of preference shares will be described in a prospectus supplement. However, the description of the preference shares set forth in this prospectus and in any applicable prospectus supplement is not complete without reference to the documents that govern the preference shares. These include our articles of association and any document filed with the Companies Registrar in England and Wales setting out the terms of such preference shares. Any preference shares will be fully paid and non-assessable.

The terms and manner in which we may redeem shares must be either set forth in our articles of association (which would require us to amend our articles of association by special resolution to include such provisions) or be determined by our board of directors pursuant to the express authority set out in our articles of association. We must be authorized by our shareholders to repurchase any of our shares. Our shareholders have currently authorized us to make market purchases (e.g., purchases on the London Stock Exchange) of up to 2,662,384,793 of our existing ordinary shares (nominal value 20 20/21 U.S. cents per share) at a price not exceeding the higher of 1) 5 per cent. above the average closing price of such shares for the five business days on the London Stock Exchange prior to the date of purchase and 2) the higher of the last independent trade and the highest current independent bid as stipulated by as stipulated by Regulatory Technical Standards adopted by the European Commission under Article 5(6) of the Market Abuse Regulation. From 1 December 2003, any shares repurchased by us may be cancelled or held in treasury. Shares held in treasury may be reissued for cash or used to settle employee share schemes. The issuance for cash may include the release of a liability of Vodafone for a liquidated sum as well as an undertaking to pay cash to Vodafone within 90 days, but does not include selling shares in exchange for other shares or for goods or services.

 LEGAL OWNERSHIP

Street Name and Other Indirect Holders

We generally will not recognize investors who hold securities in accounts at banks or brokers as legal holders of securities. When we refer to the "holders" of securities, we mean only the actual legal and (if applicable) record holder of those securities. Holding securities in accounts at banks or brokers is called holding in "street name". If you hold securities in street name, we will recognize only the bank or broker or the financial institution the bank or broker uses to hold its securities. These intermediary banks, brokers and other financial institutions pass along principal, interest, dividends and other payments on the securities, either because they agree to do so in their customer agreements or because they are legally required. If you hold securities in street name, you should check with your own institution to find out:

•
how it handles securities payments and notices;

•
whether it imposes fees or charges;

•
how it would handle voting if it were ever required;

•
whether and how you can instruct it to send you securities and, if the securities are in registered form, have them registered in your own name, so you can be a direct holder as described below; and

•
how it would pursue rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests.

Direct Holders

Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, under the securities run only to the person with whom the securities are deposited, in the case of debt securities in bearer form, or in the special situations described on page 22, to persons who are registered as holders of the securities, in the case of securities in registered form. As noted above, we do not have obligations to you if you hold in street name or other indirect means, either because you choose to hold securities in that manner or because the securities are issued in the form of global securities as described below. For example, once we make payment to the registered holder or person with whom the security is deposited, we have no further responsibility for the payment even if that holder is legally required to pass the payment along to you as a street name customer but does not do so.

Global Securities

What is a Global Security?

A global security is a special type of indirectly held security. If we choose to issue securities in the form of global securities, the ultimate beneficial owners can only be indirect holders. We may do this in two ways, depending on whether the security is in registered or bearer form.

If the security is in registered form, we require that the global security be registered in the name of a financial institution we select. If the security is a debt security in bearer form, we will deposit the global security with a financial institution we select.

In both cases, we require that the securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the global security is called the "depositary". Any person wishing to own a security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary. A prospectus supplement relating to the offering of a series of securities will indicate whether the series will be issued only in the form of global securities, and whether such global securities will be in bearer form, fully registered form or both. For a description of provisions relating to global debt securities in bearer form, see "—Special Arrangements for Global Securities in Bearer Form" on page 45.

Special Investor Considerations for Global Securities

As an indirect holder, an investor's rights relating to a global security will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a holder of securities and instead deal only with the depositary that holds the global security.

If you are an investor in securities that are issued only in the form of global securities, you should be aware that:

•
You cannot get securities registered in your own name.

•
You cannot receive physical certificates for your interest in the securities.

•
You will be a street name holder and must look to your own bank or broker for payments on the securities and protection of your legal rights relating to the securities, as explained earlier under "Street Name and Other Indirect Holders" on page 44.

•
You may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates.

•
The depositary's policies will govern payments, transfers, exchange and other matters relating to your interest in the global security. We and the trustee have no responsibility for any aspect of the depositary's actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way.

•
The depositary will require that interests in a global security be purchased or sold within its system using same-day funds. By contrast, payment for purchases and sales in the market for corporate bonds and other securities is generally made in next-day funds. This difference could have some effect on how interests in global securities trade, but we do not know what that effect will be.

Special Situations in Which a Global Security Will Be Terminated

In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing securities. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own bank or brokers to find out how to have their interests in securities transferred to their own name so that they will be direct holders. The rights of street name investors and direct holders in the securities have been previously described in the subsections entitled "Street Name and Other Indirect Holders" and "Direct Holders" on page 44.

The special situations for termination of a global security are:

•
When the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary and, in the case of debt securities in bearer form, we do not appoint a successor within 120 days.

•
When, in the case of debt securities in bearer form, The Depository Trust Company, referred to later as DTC, notifies the depositary that it is unwilling, unable or no longer qualified to continue holding certificateless depositary interests issued by the depositary with respect to the global securities, and we do not appoint a successor within 120 days.

•
When we, in the case of debt securities in bearer form, elect to exchange the global securities representing such debt securities for physical certificates representing such debt securities.

•
When an event of default on the securities has occurred and has not been cured. Defaults on debt securities are discussed below under "Description of Debt Securities We May Offer—Default and Related Matters—Events of Default" on page 31.

The prospectus supplement(s) may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and neither we nor, in the case of debt securities, the trustee is responsible for deciding the names of the institutions that will be the initial direct holders. For more information, see "Description of Debt Securities We May Offer—Description of the Securities Depositary Agreement—Procedures for Issuing Definitive Securities" on page 34.

Special Arrangements for Global Securities in Bearer Form

If the debt securities of a series are issued in bearer form, we will deposit a global security representing the debt securities of that series with The Bank of New York Mellon, acting as "depositary", or any successor depositary who will hold the global security. In turn, it will issue certificateless depositary interests representing 100 per cent. of the global security and deposit them with or on behalf of DTC.

You can hold a beneficial interest in the certificateless depositary interests only directly through DTC or indirectly through participants or indirect participants in DTC. These beneficial interests may be held in such denominations as are permitted by DTC. Indirect participants are banks, brokers, dealers, trust companies and other parties, including the Euroclear System and Clearstream, Luxembourg, that clear through or maintain a custodial relationship with a participant. For a description of the arrangements we have made with The Bank of New York Mellon relating to the deposit of the global security with The Bank of New York Mellon and The Bank of New York Mellon's issuance of certificateless depositary interests, see "Description of Debt Securities We May Offer—Description of the Securities Depositary Agreement" on page 32. Beneficial interests in the certificateless depositary interests are called book-entry securities.

In the remainder of this description "you" means direct holders and not street name or other indirect holders of securities. Indirect holders should read the previous subsection on page 44 entitled "Street Name and Other Indirect Holders".

 CLEARANCE AND SETTLEMENT

General

Securities we issue may be held through one or more international and domestic clearing systems. The principal clearing systems we will use are the book-entry systems operated by DTC in the United States, Clearstream, Luxembourg in Luxembourg and Euroclear in Brussels, Belgium. These systems have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates.

Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market. Where payments for registered securities in global form will be made in U.S. dollars, these procedures can be used for cross-market transfers and the securities will be cleared and settled on a delivery against payment basis.

Cross-market transfers of securities that are not in global form may be cleared and settled in accordance with other procedures that may be established among the clearing systems for these securities. Investors in securities that are issued outside of the United States, its territories and possessions must initially hold their interests through Euroclear, Clearstream, Luxembourg or the clearance system that is described in the applicable prospectus supplement.

The policies of DTC, Clearstream, Luxembourg, and Euroclear will govern payments, transfers, exchange and other matters relating to the investor's interest in securities held by them. This is also true for any other clearance system that may be named in a prospectus supplement.

We have no responsibility for any aspect of the actions of DTC, Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. We have no responsibility for any aspect of the records kept by DTC, Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. We also do not supervise these systems in any way. This is also true for any other clearing system indicated in a prospectus supplement.

DTC, Clearstream, Luxembourg, Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform these procedures and may modify them or discontinue them at any time.

The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream, Luxembourg and Euroclear as they are currently in effect. These systems could change their rules and procedures at any time.

As used in this section, any reference to securities also refers to book-entry securities issued in respect of securities in bearer form.

The Clearing Systems

DTC

DTC has advised us as follows:

•
DTC is:

•
a limited purpose trust company organized under the laws of the State of New York;

•
a member of the Federal Reserve System;

•
a "clearing corporation" within the meaning of the Uniform Commercial Code; and

•
a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

•
DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to accounts of its participants. This eliminates the need for physical movement of certificates.

•
Participants in DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is partially owned by some of these participants or their representatives.

•
Indirect access to the DTC system is also available to banks, brokers, dealers and trust companies that have relationships with participants.

•
The rules applicable to DTC and DTC participants are on file with the SEC.

Clearstream, Luxembourg

Clearstream, Luxembourg has advised us as follows:

•
Clearstream, Luxembourg is a duly licensed bank organized as a société anonyme incorporated under the laws of Luxembourg and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier).

•
Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through electronic book-entry changes to the accounts of its customers. This eliminates the need for physical movement of certificates.

•
Clearstream, Luxembourg provides other services to its participants, including safekeeping, administration, clearance and settlement of internationally traded securities and lending and borrowing of securities. It interfaces with the domestic markets in over 50 countries through established depositary and custodial relationships.

•
Clearstream, Luxembourg's customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include professional financial intermediaries. Its U.S. customers are limited to securities brokers and dealers and banks.

•
Indirect access to the Clearstream, Luxembourg system is also available to others that clear through Clearstream, Luxembourg customers or that have custodial relationships with its customers, such as banks, brokers, dealers and trust companies.

Euroclear

Euroclear has advised us as follows:

•
Euroclear is incorporated under the laws of Belgium as a bank and is subject to regulation by the Belgian Banking and Finance Commission (Commission Bancaire et Financiére) and the National Bank of Belgium (Banque Nationale de Belgique).

•
Euroclear holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates.

•
Euroclear provides other services to its customers, including credit custody, lending and borrowing of securities and tri-party collateral management. It interfaces with the domestic markets of several other countries.

•
Euroclear customers include banks, including central banks, securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other professional financial intermediaries.

•
Indirect access to the Euroclear system is also available to others that clear through Euroclear customers or that have relationships with Euroclear customers.

•
All securities in Euroclear are held on a fungible basis. This means that specific certificates are not matched to specific securities clearance accounts.

Other Clearing Systems

We may choose any other clearing system for a particular series of securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable prospectus supplement.

Primary Distribution

The distribution of securities will be cleared through one or more of the clearing systems that we have described above or any other clearing system that is specified in the applicable prospectus supplement. Payment for securities will be made on a delivery versus payment or free delivery basis. These payment procedures will be more fully described in the applicable prospectus supplement.

Clearance and settlement procedures may vary from one series of securities to another according to the currency that is chosen for the specific series of securities. Customary clearance and settlement procedures are described below.

We will submit applications to the relevant system or systems for the securities to be accepted for clearance. The clearance numbers that are applicable to each clearance system will be specified in the applicable prospectus supplement.

Clearance and Settlement Procedures—DTC

DTC participants that hold securities through DTC on behalf of investors will follow the settlement practices applicable to U.S. corporate debt obligations in DTC's Same-Day Funds Settlement System.

Securities will be credited to the securities custody accounts of these DTC participants against payment in the same-day funds, for payments in U.S. dollars, on the settlement date. For payments in a currency other than U.S. dollars, securities will be credited free of payment on the settlement date.

Clearance and Settlement Procedures—Euroclear and Clearstream, Luxembourg

We understand that investors that hold their securities through Euroclear or Clearstream, Luxembourg accounts will follow the settlement procedures that are applicable to conventional Eurobonds in registered form.

Securities will be credited to the securities custody accounts of Euroclear and Clearstream, Luxembourg participants on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

Secondary Market Trading

Trading between DTC Participants

We understand that secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC's rules. Secondary market trading will be settled using procedures applicable to U.S. corporate debt obligations in DTC's Same-Day Funds Settlement System.

If payment is made in U.S. dollars, settlement will be in same-day funds. If payment is made in a currency other than U.S. dollars, settlement will be free of payment. If payment is made other than in U.S. dollars, separate payment arrangements outside of the DTC system must be made between the DTC participants involved.

Trading between Euroclear and/or Clearstream, Luxembourg Participants

We understand that secondary market trading between Euroclear and/or Clearstream, Luxembourg participants will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream, Luxembourg. Secondary market trading will be settled using procedures applicable to conventional Eurobonds in registered form.

Trading between a DTC Seller and a Euroclear or Clearstream, Luxembourg Purchaser

A purchaser of securities that are held in the account of a DTC participant must send instructions to Euroclear or Clearstream, Luxembourg at least one business day prior to settlement. The instructions will provide for the transfer of the securities from the selling DTC participant's account to the account of the purchasing Euroclear or Clearstream, Luxembourg participant. Euroclear or Clearstream, Luxembourg, as the case may be, will then instruct the common depositary for Euroclear and Clearstream, Luxembourg to receive the securities either against payment or free of payment.

The interests in the securities will be credited to the respective clearing system. The clearing system will then credit the account of the participant, following its usual procedures. Credit for the securities will appear on the next day, European time. Cash debit will be back-valued to, and the interest on the securities will accrue from, the value date, which would be the preceding day, when settlement occurs in New York. If the trade fails and settlement is not completed on the intended date, the Euroclear or Clearstream, Luxembourg cash debit will be valued as of the actual settlement date instead.

Euroclear participants or Clearstream, Luxembourg participants will need the funds necessary to process same-day funds settlement. The most direct means of doing this is to preposition funds for settlement, either from cash or from existing lines of credit, as for any settlement occurring within Euroclear or Clearstream, Luxembourg. Under this approach, participants may take on credit exposure to Euroclear or Clearstream, Luxembourg until the securities are credited to their accounts one business day later.

As an alternative, if Euroclear or Clearstream, Luxembourg has extended a line of credit to them, participants can choose not to preposition funds and will allow that credit line to be drawn upon to finance settlement. Under this procedure, Euroclear participants or Clearstream, Luxembourg participants purchasing securities would incur overdraft charges for one business day (assuming they cleared the overdraft as soon as the securities were credited to their accounts). However, interest on the securities would accrue from the value date. Therefore, in many cases, the investment income on securities that is earned during that one business day period may substantially reduce or offset the amount of the overdraft charges. This result will, however, depend on each participant's particular cost of funds.

Because the settlement will take place during New York business hours, DTC participants will use their usual procedures to deliver securities to the depositary on behalf of Euroclear participants or Clearstream, Luxembourg participants. The sale proceeds will be available to the DTC seller on the settlement date. For the DTC participants, then, a cross-market transaction will settle no differently than a trade between two DTC participants.

Special Timing Considerations

You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving securities through Clearstream, Luxembourg and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream, Luxembourg and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the securities, or to receive or make a payment or delivery of securities, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream, Luxembourg or Euroclear is used.

TAXATION

This section describes the material UK and U.S. federal income tax consequences of acquiring, owning and disposing of ordinary shares or ADSs, preference shares or debt securities that we may issue. It is the opinion of Linklaters LLP as to matters of UK tax law and U.S. federal income tax law.

1.     United Kingdom Taxation

The comments below are of a general nature, relate primarily to the position of U.S. resident investors and are not intended to be exhaustive. They are based on current United Kingdom law as applied in England and Wales and United Kingdom HM Revenue & Customs ("HMRC") published practice (which may not be binding on HMRC), both of which are subject to change, possibly with retrospective effect. They do not necessarily apply where the income is deemed for tax purposes to be the income of any other person and may not apply to certain classes of persons.

Please consult your own tax advisor concerning the consequences of owning the offered securities in your particular circumstances.

Debt Securities

Interest Payments

References to "interest" in this section mean amounts that are treated as interest for the purposes of UK tax law. The statements do not take account of any different definitions of interest that may prevail under any other law or which may be created by the terms and conditions of the debt securities or any related documentation. If debt securities are issued with a redemption premium, then any such premium may constitute interest for UK tax purposes and so be treated in the manner described below.

Payments of interest on debt securities will not be subject to withholding or deduction for or on account of UK taxation so long as the debt securities carry a right to interest and are and continue to be listed on a "recognized stock exchange" within the meaning of Section 1005 of the UK Income Tax Act 2007 (which includes the New York Stock Exchange and the London Stock Exchange).

In all other cases, and subject to the availability of other reliefs under domestic law, payments of interest will generally be made after deduction of tax at a rate which is currently 20 per cent. Certain holders of debt securities who are U.S. residents will generally be entitled to receive payments free of deductions on account of UK tax under the double taxation treaty between the United Kingdom and the United States and may therefore be able to obtain a direction to that effect from HMRC. Holders of debt securities who are resident in other jurisdictions may also be able to receive payment free of deductions or subject to a lower rate of deduction under an appropriate double taxation treaty and may be able to obtain a direction to that effect.

However, such a direction will, in either case, only be issued on prior application to HMRC by the holder in question. If such a direction is not in place at the time a payment of interest is made, the person making the payment will be required to withhold tax, although a holder of debt securities resident in another jurisdiction who is entitled to relief may subsequently claim the amount withheld from HMRC.

The interest on the debt securities has a UK source and accordingly may be chargeable to UK tax by direct assessment. Where the interest is paid without withholding or deduction, the interest will not be assessed to UK tax in the hands of holders of the debt securities (other than certain trustees) who are not resident in the United Kingdom, except where:

(i)
in the case of corporate holders, such persons carry on a trade in the United Kingdom through a permanent establishment; or

(ii)
such persons carry on a trade, profession or vocation in the United Kingdom through a UK branch or agency,

in connection with which the interest is received or to which the debt securities are attributable, in which case (subject to exemptions for interest received by certain categories of agent) tax may be levied on the UK permanent establishment or branch or agency.

In the event that payments of interest on debt securities are subject to withholding or deduction for or on account of UK taxation (for example, as a result of a failure to maintain a listing on a "recognized stock exchange") then the provisions referred to in "Description of Debt Securities We May Offer—Payment of

Additional Amounts" on page 28 may apply so that the net amount received by the holders after such reduction will not be less than the amount the holders would have received in the absence of such withholding or deduction.

Holders of the debt securities should note that the provisions relating to additional amounts referred to in "Description of Debt Securities We May Offer—Payment of Additional Amounts" on page 28 would not apply if HMRC sought to assess directly the person entitled to the relevant interest to UK tax. However exemption from, or reduction of, such UK tax liability might be available under an applicable double taxation treaty.

Provision of Information

HMRC has powers to obtain information relating to securities in certain circumstances pursuant to domestic or international reporting and transparency regimes. This may include (but is not limited to) details of the beneficial owners of the debt securities (or the persons for whom the debt securities are held), details of the persons to whom payments derived from the debt securities are or may be paid and information and documents in connection with transactions relating to the debt securities. Information may be required to be provided by, amongst others, the holders of the debt securities, persons by (or via) whom payments derived from the debt securities are made or who receive (or would be entitled to receive) such payments, persons who effect or are a party to transactions relating to the debt securities on behalf of others and certain registrars or administrators. In certain circumstances, the information obtained by HMRC may be provided to tax authorities in other countries.

Issue of Debt Securities to Form Part of Earlier Series

In the earlier section on page 16 entitled "Description of Debt Securities We May Offer—Types of Debt Securities" we set out certain situations in which we may issue additional debt securities to form part of an existing series. Any relevant UK tax consequences as a result of such an issue will be described in an applicable prospectus supplement.

Optional Tax Redemption

In the earlier section on page 19 entitled "Description of Debt Securities We May Offer—Special Situations—Optional Tax Redemption" we set out certain situations in which we may redeem debt securities. Any relevant UK tax consequences as a result of a change in, execution of or amendment to any laws or treaties or the official application or interpretation of any laws or treaties will be described in an applicable prospectus supplement.

Disposal (including Redemption)

This section offers general guidance only and in particular does not discuss the UK tax treatment relevant to convertible or exchangeable securities, asset linked securities or securities issued at anything other than the redemption amount or a fixed discount to their redemption amount.

Generally, a holder of debt securities who is not resident in the United Kingdom for tax purposes will not be liable for UK taxation in respect of a disposal of a debt security, or in respect of any gain accrued in respect of a debt security or any change in the value of a debt security.

This may not, however, be the case if:

(i)
in the case of corporate holders, such persons carry on a trade in the United Kingdom through a permanent establishment; or

(ii)
in the case of other holders, such persons carry on a trade, profession or vocation in the United Kingdom through a UK branch or agency in which, or for the purposes of which, trade, permanent establishment, branch or agency the debt securities are used, held or acquired; or to which the debt securities are otherwise attributable. Individuals who cease to be resident in the United Kingdom for a period of five years or less may also be subject to United Kingdom tax on chargeable gains in certain circumstances.

Inheritance Tax

A holder of debt securities who is an individual domiciled outside the United Kingdom (and is not deemed domiciled in the United Kingdom, for example, under certain rules relating to previous domicile or long residence) will generally not be liable for UK inheritance tax in respect of his holding of debt securities (provided these do not have a UK situs). This will broadly be the case provided the register of debt securities in registered form is maintained outside the United Kingdom. If the debt securities are in bearer form, there may be a liability for inheritance tax if the debt securities are held in the United Kingdom. If so, exemption from any UK inheritance tax liability will normally be available for holders of debt securities who are domiciled in the United States and not nationals of the United Kingdom for the purposes of the United Kingdom-United States Inheritance and Gift Tax Treaty.

Stamp Duty and Stamp Duty Reserve Tax

UK stamp duty, or SDRT, will not normally be payable by a holder of debt securities which constitute loan capital for the purposes of Section 78 of the Finance Act 1986 on the issue or transfer of the debt securities, unless such securities carry:

(i)
a right of conversion into shares or other securities or to the acquisition of shares or other securities (including securities of the same description);

(ii)
a right to interest, the amount of which is or was determined to any extent by reference to the results of, or of any part of, a business or to the value of any property;

(iii)
a right to interest the amount of which exceeds a reasonable commercial return on the nominal amount of the capital; or

(iv)
a right on repayment to an amount which exceeds the nominal amount of the capital and is not reasonably comparable with what is generally repayable (in respect of a similar nominal amount of capital) under the terms of issue of loan capital listed on the Official List of the London Stock Exchange.

Warrants

A prospectus supplement will describe, if applicable, the UK tax consequences of the ownership of warrants.

Shares

Dividends

We will not be required to withhold tax at source when paying a dividend.

Non-UK resident shareholders will not generally be liable to income or corporation tax in the United Kingdom on dividends paid on the shares. However, this may not be the case if:

(i)
in the case of corporate holders, such persons carry on a trade in the United Kingdom through a permanent establishment; or

(ii)
in the case of other holders, such persons carry on a trade, profession or vocation in the United Kingdom through a UK branch or agency in connection with which the dividends are received or to which the relevant shareholding is attributable.

Disposals

A shareholder who is not resident in the United Kingdom for UK tax purposes will generally only be liable for UK taxation on chargeable gains in respect of his shares in the same circumstances in which he would be liable to such taxation in respect of debt securities (see above).

Inheritance Tax

An individual domiciled outside the United Kingdom is generally liable for UK inheritance tax in respect of assets situated in the United Kingdom. Our shares will probably be so situated. However, an exemption from any UK inheritance tax liability will normally be available for shareholders who are domiciled in the

United States and not nationals of the United Kingdom for the purposes of the United Kingdom-United States Inheritance and Gift Tax Treaty.

Stamp Duty and Stamp Duty Reserve Tax

No UK stamp duty or stamp duty reserve tax will arise on the issue of shares in registered form by the Company. In the case of shares issued to a clearance service or depositary receipt system, this is as a result of case law which has been accepted by HMRC, but which may cease to apply on the UK leaving the European Union. An instrument of transfer in respect of a transfer on sale of shares will generally be subject to UK stamp duty at a rate of 0.5 per cent. of the purchase price. The purchaser normally pays the stamp duty.

An agreement to transfer shares will normally give rise to a charge to stamp duty reserve tax at a rate of 0.5 per cent. of the agreed price. If a duly stamped transfer in respect of the agreement is produced within six years of the date on which the agreement is made (or, if the agreement is conditional, the date on which the condition is satisfied) any stamp duty reserve tax paid is generally repayable, usually with interest, and otherwise any stamp duty reserve tax charge yet to be paid is cancelled. Stamp duty reserve tax is, in general, payable by the purchaser.

Paperless transfers of shares within the CREST system are generally liable to stamp duty reserve tax, rather than stamp duty, at the rate of 0.5 per cent. of the purchase price. CREST is obliged to collect stamp duty reserve tax on relevant transactions settled within the CREST system. Deposits of shares into CREST will not generally be subject to stamp duty reserve tax, unless the transfer into CREST is itself for consideration.

Where shares are transferred (a) to, or to a nominee or an agent for, a person whose business is or includes the provision of clearance services or (b) to, or to a nominee or an agent for, a person whose business is or includes issuing depositary receipts, stamp duty or stamp duty reserve tax may be payable at the higher rate of 1.5% of the amount or value of the consideration given or, in certain circumstances, the value of the shares.

Except in relation to clearance services that have made an election under section 97A(1) of the Finance Act 1986 (to which the special rules outlined below apply), no stamp duty or stamp duty reserve tax is payable in respect of transfers within clearance services or depositary receipt systems.

There is an exception from the 1.5% charge on the transfer to, or to a nominee or agent for, a clearance service where the clearance service has made and maintained an election under section 97A(1) of the Finance Act 1986, which has been approved by HMRC. In these circumstances, stamp duty reserve tax, generally at the rate of 0.5% of the amount or value of the consideration payable for the transfer, will arise on any transfer of shares in the Company into such an account and on subsequent agreements to transfer such shares within such account.

2.     Proposed Financial Transactions Tax ("FTT")

On 14 February 2013, the European Commission published a proposal for a directive for a common FTT (the "Commission's proposal") in Austria, Belgium, Estonia, France, Germany, Greece, Italy, Portugal, Slovakia, Slovenia and Spain. (the "participating Member States"). However Estonia has since stated that it will not participate. The Commission's proposal has very broad scope and could, if introduced, apply to certain securities offered pursuant to this prospectus, depending on the circumstances. It could apply in certain circumstances to persons both within and outside of the participating Member States. Generally it would apply to certain dealings in securities in the Company where at least one party is a financial institution, and at least one party is established in a participating Member State. A financial institution may be, or be deemed to be, "established" in a participating Member State in a broad range of circumstances, including (a) by transacting with a person established in a participating Member State or (b) where the financial instrument which is subject to the dealings is issued in a participating Member State.

However, the FTT proposal remains subject to negotiation between the participating Member States. It may therefore be altered prior to any implementation, and the timing of any implementation remains unclear. Additional EU Member States may decide to participate and/or certain of the participating Member States may decide to withdraw. Prospective investors are advised to seek their own professional advice in relation to the FTT.

3.     U.S. Federal Income Taxation

This section applies to you only if you acquire the offered security in an offering governed by this prospectus and hold the offered security as a capital asset for U.S. federal income tax purposes. The discussion does not cover all aspects of U.S. federal income taxation that may be relevant to, or the actual tax effect that any of the matters described herein will have on, the acquisition, ownership or disposition of offered securities by particular investors (including consequences under the alternative minimum tax or net investment income tax), and does not address state, local, non-U.S. or other tax laws. It does not apply to you if you are a member of a special class of holders subject to special rules under U.S. federal income tax laws, including:

•
a dealer in securities or currencies;

•
a trader in securities that elects to use a mark-to-market method of accounting;

•
an individual retirement account or other tax-deferred accounts;

•
a tax-exempt organization;

•
an insurance company;

•
a person that holds the offered security as part of a straddle or a hedging or conversion transaction;

•
a person liable for net investment income tax;

•
in the case of ordinary shares, preference shares and warrants, a person liable for alternative minimum tax or that actually or constructively owns 5 per cent. or more of our voting stock; or

•
a U.S. holder (as defined below) whose functional currency is not the U.S. dollar.

This section is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations, published rulings and court decisions, as well as on the income tax convention between the United States and the United Kingdom (the "Treaty"), all as of the date hereof. These laws are subject to change, possibly on a retroactive basis. In addition, this section is based in part on the representations of the depositary and the assumption that each obligation in the Deposit Agreement and any related agreement will be performed according to its terms.

For U.S. federal income tax purposes, this section is based on the assumption that the holders of ADSs will generally be treated as the owners of the corresponding number of shares held by the depositary and represented by those ADSs.

Accordingly, exchanges of shares for ADSs and ADSs for shares generally will not be subject to U.S. federal income tax. However, the U.S. Treasury has expressed concern that U.S. holders of depositary receipts (such as holders of American Depositary Receipts representing our ADSs) may be claiming foreign tax credits in situations where an intermediary in the chain of ownership between such holders and the issuer of the security underlying the depositary receipts, or a party to whom depositary receipts or deposited shares are delivered by the depositary prior to the receipt by the depositary of the corresponding securities, has taken actions inconsistent with the ownership of the underlying security by the person claiming the credit, such as a disposition of such security. Such actions may also be inconsistent with the claiming of the reduced tax rates that may be applicable to certain dividends received by certain non-corporate holders, as described below. Accordingly, (i) the creditability of any UK taxes and (ii) the availability of the reduced tax rates for any dividends received by certain non-corporate U.S. holders, each as described below, could be affected by actions taken by such parties or intermediaries.

The U.S. federal income tax consequences of acquiring, owning and disposing of warrants will be discussed in an applicable prospectus supplement.

The U.S. federal income tax treatment of a partner in an entity or arrangement treated as a partnership for U.S. federal income tax purposes that holds an offered security will depend on the status of the partner and the activities of the partnership. If you are an entity or arrangement treated as a partnership for U.S. federal income tax purposes, you should consult your own tax advisor concerning the U.S. federal income tax consequences to you and to your partners of the acquisition, ownership and disposition of an offered security by the partnership.

The summary of the U.S. federal income tax consequences set out below is for general information only. You should consult your own tax advisor regarding the U.S. federal, state and local and other tax consequences of acquiring, owning and disposing of an offered security in your particular circumstances.

This section addresses only U.S. federal income taxation.

United States Holders

This subsection describes the U.S. federal income tax consequences to a U.S. holder of acquiring, owning and disposing of ordinary shares or ADSs, preference shares or debt securities that we may issue. You are a U.S. holder if you are a beneficial owner of an offered security and you are for U.S. federal income tax purposes:

•
a citizen or resident of the United States;

•
a domestic corporation;

•
an estate whose income is subject to U.S. federal income tax regardless of its source; or

•
a trust if a U.S. court can exercise primary supervision over the trust's administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or the trust has validly elected to be treated as a domestic trust for U.S. federal income tax purposes.

If you are not a U.S. holder, this subsection does not apply to you and you should refer to the section on page 64 entitled "—Non-U.S. Holders" below.

Taxation of Debt Securities

This subsection deals only with debt securities that are due to mature 30 years or less from the date on which they are issued. The U.S. federal income tax consequences of owning debt securities that are due to mature more than 30 years from their date of issue will be discussed in an applicable prospectus supplement. This subsection also does not discuss special tax considerations relevant to the acquisition, ownership and disposition by U.S. holders of debt securities issued in bearer form.

Payments of Interest

Except as described below on page 57 under "Original Issue Discount—General", you will be taxed on any interest on your debt securities, whether payable in U.S. dollars or a foreign currency, including a composite currency or basket of currencies other than U.S. dollars, as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for U.S. federal income tax purposes. Interest paid by us on the debt securities and original issue discount ("OID"), if any, accrued with respect to the debt securities (as described below under "Original Issue Discount") constitute income from sources outside the United States, subject to the rules regarding the foreign tax credit allowable to a U.S. holder. Under the foreign tax credit rules, interest paid will generally be "passive" category income.

Cash Basis Taxpayers

If you are a taxpayer that uses the cash receipts and disbursements method of accounting for U.S. federal income tax purposes and you receive an interest payment that is denominated in, or determined by reference to, a foreign currency, you must recognize income equal to the U.S. dollar value of the interest payment, based on the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.

Accrual Basis Taxpayers

If you are a taxpayer that uses an accrual method of accounting for tax purposes, you may determine the amount of income that you recognize with respect to an interest payment denominated in, or determined by reference to, a foreign currency by using one of two methods. Under the first method, you will determine the amount of income accrued based on the average exchange rate in effect during the interest accrual period or, with respect to an accrual period that spans two taxable years, that part of the period within the taxable year.

If you elect the second method, you would determine the amount of income accrued on the basis of the exchange rate in effect on the last day of the accrual period, or, in the case of an accrual period that spans two taxable years, the exchange rate in effect on the last day of the part of the period within the taxable year. Additionally, under this second method, if you receive a payment of interest within five business days of the last day of your accrual period or taxable year, you may instead translate the interest accrued into U.S. dollars at the exchange rate in effect on the day that you actually receive the interest payment. If you elect the second method, it will apply to all debt instruments that you hold at the beginning of the first taxable year to which the election applies and to all debt instruments that you subsequently acquire. You may not revoke this election without the consent of the U.S. Internal Revenue Service.

When you actually receive an interest payment, including a payment attributable to accrued but unpaid interest upon the sale or retirement of your debt security, denominated in, or determined by reference to, a foreign currency for which you accrued an amount of income, you will recognize exchange gain or loss (taxable as ordinary income or loss) measured by the difference, if any, between the exchange rate that you used to accrue interest income and the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.

Original Issue Discount

General

If you own a debt security, other than a short-term debt security with a term of one year or less, it will be treated as a discount debt security issued with OID if the debt security's stated redemption price at maturity exceeds its issue price by more than a de minimis amount. Generally, a debt security's issue price will be the first price at which a substantial amount of debt securities included in the issue of which the debt security is a part is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. A debt security's stated redemption price at maturity is the total of all payments provided by the debt security that are not payments of qualified stated interest. Generally, an interest payment on a debt security is qualified stated interest if it is one of a series of stated interest payments on a debt security that are unconditionally payable at least annually at a single fixed rate, with certain exceptions for lower rates paid during some periods, applied to the outstanding principal amount of the debt security. There are special rules for variable rate debt securities that are discussed below on page 59 under "—Variable Rate Debt Securities".

In general, your debt security is not a discount debt security if the amount by which its stated redemption price at maturity exceeds its issue price is less than the de minimis amount of 1/4 of 1 per cent. of its stated redemption price at maturity multiplied by the number of complete years to its maturity. Your debt security will have de minimis OID if the amount of the excess is less than the de minimis amount. If your debt security has de minimis OID, you must include a portion of the de minimis amount in income as stated principal payments are made on the debt security, unless you make the election described below under "—Election to Treat All Interest as Original Issue Discount". You can determine the includible amount with respect to each such payment by multiplying the total amount of your debt security's de minimis OID by a fraction equal to:

•
the amount of the principal payment made divided by:

•
the stated principal amount of the debt security.

Generally, if your discount debt security matures more than one year from its date of issue, you must include original issue discount, or OID, in income before you receive cash attributable to that income. The amount of OID that you must include in income is calculated using a constant-yield method, and generally you will include increasingly greater amounts of OID in income over the life of your debt security. More specifically, you can calculate the amount of OID that you must include in income by adding the daily portions of OID with respect to your discount debt security for each day during the taxable year or portion of the taxable year that you hold your discount debt security. You can determine the daily portion by allocating to each day in any accrual period a pro rata portion of the OID allocable to that accrual period. You may select an accrual period of any length with respect to your discount debt security and you may vary the length of each accrual period over the term of your discount debt security. However, no accrual period may be longer than one year and each scheduled payment of interest or principal on the discount debt security must occur on either the first or final day of an accrual period.

If a debt security provides for a scheduled accrual period that is longer than one year (for example, as a result of a long initial period on a debt security with interest that is generally paid on an annual basis), then stated interest on the debt security will not qualify as "qualified stated interest" under the applicable Treasury Regulations. As a result, the debt security would be a discount debt security. In that event, among other things, cash-method U.S. holders will be required to accrue stated interest on the debt security under the rules for OID described above, and all U.S. holders will be required to accrue OID that would otherwise fall under the de minimis threshold.

You can determine the amount of OID allocable to an accrual period by:

•
multiplying your discount debt security's adjusted issue price at the beginning of the accrual period by your debt security's yield to maturity; and then

•
subtracting from this figure the sum of the payments of qualified stated interest on your debt security allocable to the accrual period.

You must determine the discount debt security's yield to maturity on the basis of compounding at the close of each accrual period and adjusting for the length of each accrual period. Further, you determine your discount debt security's adjusted issue price at the beginning of any accrual period by:

•
adding your discount debt security's issue price and any accrued OID for each prior accrual period; and then

•
subtracting any payments previously made on your discount debt security that were not qualified stated interest payments.

Acquisition Premium

If you purchase your debt security for an amount that is less than or equal to the sum of all amounts, other than qualified stated interest, payable on your debt security after the purchase date but is greater than the amount of your debt security's adjusted issue price, as determined above on page 57 under "—General", the excess is acquisition premium. If you do not make the election described below on page 58 under "—Election to Treat All Interest as Original Issue Discount", then you must reduce the daily portions of OID by a fraction equal to:

•
the excess of your adjusted basis in the debt security immediately after purchase over the adjusted issue price of the debt security divided by:

•
the excess of the sum of all amounts payable, other than qualified stated interest, on the debt security after the purchase date over the debt security's adjusted issue price.

Pre-Issuance Accrued Interest

An election may be made to decrease the issue price of your debt security by the amount of pre-issuance accrued interest if:

•
a portion of the initial purchase price of your debt security is attributable to pre-issuance accrued interest;

•
the first stated interest payment on your debt security is to be made within one year of your debt security's issue date; and

•
the payment will equal or exceed the amount of pre-issuance accrued interest.

If this election is made, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on your debt security. You should consult your own tax advisors concerning the U.S. federal income tax consequences of holding debt securities if this election is not made.

Election to Treat All Interest as Original Issue Discount

You may elect to include in gross income all interest that accrues on your debt security using the constant-yield method described above on page 57 under "—General", with the modifications described below. For purposes of this election, interest will include stated interest, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium, described below under "Debt Securities Purchased at a Premium", or acquisition premium.

If you make this election for your debt security, then, when you apply the constant-yield method:

•
the issue price of your debt security generally will equal your adjusted basis after you acquire it;

•
the issue date of your debt security will be the date you acquired it; and

•
no payments on your debt security will be treated as payments of qualified stated interest.

Generally, this election will apply only to the debt security for which you make it; however, if the debt security has amortizable bond premium, you will be deemed to have made an election to apply amortizable bond premium against interest for all debt instruments with amortizable bond premium, other than debt instruments the interest on which is excludible from gross income, that you hold as of the beginning of the taxable year to which the election applies or any taxable year thereafter. Additionally, if you make this election for a market discount debt instrument, you will be treated as having made the election discussed below under "Market Discount" to include market discount in income currently over the life of all debt instruments that you currently own or later acquire. You may not revoke any election to apply the constant-yield method to all interest on a debt security or the deemed elections with respect to amortizable bond premium or market discount debt securities without the consent of the U.S. Internal Revenue Service.

Variable Rate Debt Securities

Your debt security will be a variable rate debt security if:

•
your debt security's issue price does not exceed the total non-contingent principal payments by more than the lesser of:

•
1.5 per cent. of the product of the total non-contingent principal payments and the number of complete years to maturity from the issue date; or

•
15 per cent. of the total non-contingent principal payments; and

•
your debt security provides for stated interest, compounded or paid at least annually, only at:

•
one or more qualified floating rates;

•
a single fixed rate and one or more qualified floating rates;

•
a single objective rate; or

•
a single fixed rate and a single objective rate that is a qualified inverse floating rate.

Your debt security will have a variable rate that is a qualified floating rate if:

•
variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which your debt security is denominated; or

•
the rate is equal to such a rate multiplied by either:

•
a fixed multiple that is greater than 0.65 but not more than 1.35; or

•
a fixed multiple greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate; and

•
the value of the rate on any date during the term of your debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

If your debt security provides for two or more qualified floating rates that are within 0.25 percentage points of each other on the issue date or can reasonably be expected to have approximately the same values throughout the term of the debt security, the qualified floating rates together constitute a single qualified floating rate.

Your debt security will not have a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors, or other similar restrictions) unless such restrictions are fixed throughout the term of the debt security or are not reasonably expected to significantly affect the yield on the debt security.

Your debt security will have a variable rate that is a single objective rate if:

•
the rate is not a qualified floating rate;

•
the rate is determined using a single, fixed formula that is based on objective financial or economic information that is not within the control of or unique to the circumstances of the issuer or a related party; and

•
the value of the rate on any date during the term of your debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

Your debt security will not have a variable rate that is an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of your debt security's term will be either significantly less than or significantly greater than the average value of the rate during the final half of your debt security's term.

An objective rate as described above is a qualified inverse floating rate if:

•
the rate is equal to a fixed rate minus a qualified floating rate; and

•
the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds.

Your debt security will also have a single qualified floating rate or an objective rate if interest on your debt security is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period, and either:

•
the fixed rate and the qualified floating rate or objective rate have values on the issue date of the debt security that do not differ by more than 0.25 percentage points; or

•
the value of the qualified floating rate or objective rate is intended to approximate the fixed rate.

In general, if your variable rate debt security provides for stated interest at a single qualified floating rate or objective rate, or one of those rates after a single fixed rate for an initial period, all stated interest on your debt security is qualified stated interest. In this case, the amount of qualified stated interest and the amount of OID, if any, is determined by using, in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or, for any other objective rate, a fixed rate that reflects the yield reasonably expected for your debt security.

If your variable rate debt security does not provide for stated interest at a single qualified floating rate or a single objective rate, and also does not provide for interest payable at a fixed rate other than a single fixed rate for an initial period, you generally must determine the interest and OID accruals on your debt security by:

•
determining a fixed rate substitute for each variable rate provided under your variable rate debt security;

•
constructing the equivalent fixed rate debt instrument, using the fixed rate substitute described above;

•
determining the amount of qualified stated interest and OID with respect to the equivalent fixed rate debt instrument; and

•
adjusting for actual variable rates during the applicable accrual period.

When you determine the fixed rate substitute for each variable rate provided under the variable rate debt security, you generally will use the value of each variable rate as of the issue date or, for an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on your debt security.

If your variable rate debt security provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate, and also provides for stated interest at a single fixed rate other than at a single fixed rate for an initial period, you generally must determine interest and OID accruals by using the method described in the previous paragraph. However, your variable rate debt security will be treated, for purposes of the first three steps of the determination, as if your debt security had provided for a qualified floating rate, or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate, or qualified inverse floating rate, that replaces the fixed rate must be such that the fair market value of your variable rate debt security as of the issue date approximates the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate, or qualified inverse floating rate, rather than the fixed rate.

Short-Term Debt Securities

In general, if you are an individual or other cash basis U.S. holder of a short-term debt security, you are not required to accrue OID, as specially defined below for the purposes of this paragraph, for U.S. federal income tax purposes unless you elect to do so (although it is possible that you may be required to include any stated interest in income as you receive it). If you are an accrual basis taxpayer, a taxpayer in a special class, including, but not limited to, a regulated investment company, common trust fund, or a certain type of pass-through entity, or a cash basis taxpayer who so elects, you will be required to accrue OID on short-term debt securities on either a straight-line basis or, if you so elect, under the constant-yield method, based on daily compounding. If you are not required and do not elect to include OID in income currently, any gain you realize on the sale or retirement of your short-term debt security will be ordinary income to the extent of the accrued OID, which will be determined on a straight-line basis unless you make an election to accrue the OID under the constant-yield method, through the date of sale or retirement. However, if you are not required and do not elect to accrue OID on your short-term debt securities, you will be required to defer deductions for interest on borrowings allocable to your short-term debt securities in an amount not exceeding the deferred income until the deferred income is realized.

When you determine the amount of OID subject to these rules, you must include all interest payments on your short-term debt security, including stated interest, in your short-term debt security's stated redemption price at maturity.

Foreign Currency Discount Notes

If your discount debt security is denominated in, or determined by reference to, a foreign currency, you must determine OID for any accrual period on your discount debt security in the foreign currency and then translate the amount of OID into U.S. dollars in the same manner as stated interest accrued by an accrual basis U.S. holder, as described above under "Payments of Interest". You may recognize ordinary income or loss when you receive an amount attributable to OID in connection with a payment of interest or the sale or retirement of your debt security, regardless of whether you actually convert the payment into U.S. dollars.

Market Discount

You will be treated as if you purchased your debt security, other than a short-term debt security, at a market discount, and your debt security will be a market discount debt security if:

•
you purchase your debt security for less than its issue price as determined above on page 57 under "Original Issue Discount—General"; and

•
the difference between the debt security's stated redemption price at maturity or, in the case of a discount debt security, the debt security's revised issue price, and the price you paid for your debt security is equal to or greater than 1/4 of 1 per cent. of your debt security's stated redemption price at maturity or revised issue price, respectively, multiplied by the number of complete years from the date you acquire the debt security to the debt security's maturity. To determine the revised issue price of your debt security for these purposes, you generally add any OID that has accrued on your debt security to its issue price.

If your debt security's stated redemption price at maturity or, in the case of a discount debt security, its revised issue price, exceeds the price you paid for the debt security by less than 1/4 of 1 per cent. multiplied by the number of complete years from the date you acquire the debt security to the debt security's maturity, the excess constitutes de minimis market discount, and the rules discussed below are not applicable to you.

You must treat any gain you recognize on the sale or retirement of your market discount debt security as ordinary income to the extent of the accrued market discount on your debt security. Alternatively, you may elect to include market discount in income currently over the life of your debt security. If you make this election, it will apply to all debt instruments with market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke this election without the consent of the U.S. Internal Revenue Service. If you own a market discount debt security and do not make this election, you will generally be required to defer deductions for interest on borrowings allocable to your debt security in an amount not exceeding the accrued market discount on your debt security until the sale or retirement of your debt security.

You will accrue market discount on your market discount debt security on a straight-line basis unless you elect to accrue market discount using a constant-yield method. If you make this election, it will apply only to the debt security with respect to which it is made and you may not revoke it.

You will accrue market discount on a market discount debt security denominated in, or determined by reference to, a foreign currency in such foreign currency. If you elect to include market discount in income currently, you must translate the accrued market discount into U.S. dollars in the same manner as stated interest accrued by an accrual basis U.S. holder, as described above under "Payments of Interest". Upon the receipt of an amount attributable to accrued market discount, you may recognize exchange gain or loss (taxable as ordinary income or loss) determined in the same manner as for accrued interest or OID, regardless of whether you actually convert the payment into U.S. dollars. If you do not elect to include market discount in income currently, you will recognize, upon the sale or retirement of the debt security, the U.S. dollar value of the amount accrued, calculated at the spot rate on that date, and no part of this accrued market discount will be treated as exchange gain or loss.

Debt Securities Purchased at a Premium

If you purchase your debt security for an amount in excess of its principal amount, you may elect to treat the excess as amortizable bond premium. If you make this election, you will reduce the amount required to be included in your income each year with respect to interest on your debt security by the amount of amortizable bond premium allocable to that year, based on your debt security's yield to maturity. If your debt security is denominated in, or determined by reference to, a foreign currency, you will compute your amortizable bond premium in such foreign currency and your amortizable bond premium will reduce your interest income in such foreign currency. Gain or loss recognized that is attributable to changes in exchange rates between the time your amortized bond premium offsets interest income and the time of the acquisition of your debt security is generally taxable as ordinary income or loss. If you make an election to amortize bond premium, it will apply to all debt instruments, other than debt instruments the interest on which is excludible from gross income, that you hold at the beginning of the first taxable year to which the election applies or that you thereafter acquire, and you may not revoke it without the consent of the U.S. Internal Revenue Service.

If you do not elect to take amortizable bond premium into account currently, you will recognize gain or loss on the sale or retirement of the debt security in the manner described below under "—Purchase, Sale and Retirement of the Debt Securities". See also "Original Issue Discount—Election to Treat All Interest as Original Issue Discount" on page 58.

Purchase, Sale and Retirement of the Debt Securities

Your adjusted tax basis in your debt security will generally be the U.S. dollar cost, as defined below, of your debt security:

•
increased by any OID or market discount, de minimis original issue discount and de minimis market discount previously included in income with respect to your debt security; and then

•
reduced by any payments on your debt security that are not qualified stated interest payments and any amortizable bond premium applied to reduce interest on your debt security.

If you purchase your debt security with foreign currency, the U.S. dollar cost of your debt security will generally be the U.S. dollar value of the purchase price on the date of purchase. However, if you are a cash basis taxpayer, or if your debt security is traded on an established securities market and you are an accrual basis taxpayer that so elects, the U.S. dollar cost of your debt security will be the U.S. dollar value of the purchase price on the settlement date of your purchase.

You will generally recognize gain or loss on the sale or retirement of your debt security equal to the difference between the amount realized on the sale or retirement and your tax basis in your debt security. If your debt security is sold or retired for an amount in foreign currency, the amount you realize will be the U.S. dollar value of such amount on the date the debt security is disposed of or retired except that, if you are a cash basis taxpayer, or if your debt security is traded on an established securities market and you are an accrual basis taxpayer that so elects, the U.S. dollar value of the amount you realize will be the U.S. dollar value of the foreign currency on the settlement date for the sale.

You will recognize capital gain or loss when you sell or retire your debt security, except to the extent:

•
described above under "Original Issue Discount—Short-Term Debt Securities" on page 61 or "—Market Discount" on page 61;

•
attributable to accrued but unpaid interest;

•
the rules governing contingent payment obligations apply; or

•
attributable to changes in exchange rates as described below.

Capital gain of a non-corporate U.S. holder is generally taxed at a reduced rate where the holder has a holding period greater than one year. You must treat any portion of the gain or loss that you recognize on the sale or retirement of a debt security as ordinary income or loss to the extent attributable to changes in exchange rates. However, you take exchange gain or loss into account only to the extent of the total gain or loss you realize on the transaction.

Indexed Debt Securities

The applicable prospectus supplement will discuss any special U.S. federal income tax rules with respect to debt securities the payments on which are determined by reference to any index and other debt securities that are subject to the rules governing contingent payment obligations which are not subject to the rules governing variable rate debt securities.

Treasury Regulations Requiring Disclosure of Reportable Transactions

U.S. taxpayers are required to report certain transactions that give rise to a loss in excess of certain thresholds (a "Reportable Transaction"). Under these regulations, if the debt securities are denominated in, or determined by reference to, a foreign currency, a U.S. holder (or a non-U.S. holder that holds the debt securities in connection with a U.S. trade or business) that recognizes a loss with respect to the debt securities that is characterized as an ordinary loss due to changes in currency exchange rates (under any of the rules discussed above) would be required to report the loss on Internal Revenue Service Form 8886 (Reportable Transaction Statement) if the loss exceeds the thresholds set forth in the regulations. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of debt securities.

Taxation of Shares and ADSs

Except as otherwise noted, the discussion below assumes that Vodafone is not a passive foreign investment company, or PFIC. (See "PFIC Rules" below on page 64).

Dividends

Under the U.S. federal income tax laws, if you are a U.S. holder, the gross amount of any distribution we pay out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) generally will be taxable to a U.S. holder as dividend income. If you are a non-corporate U.S. holder, dividends paid to you that constitute qualified dividend income will be taxable to you at the reduced rate normally applicable to long-term capital gains provided that you hold the shares or ADSs for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date or, in the case of preference shares, if the dividend is attributable to a period or periods aggregating over 366 days, provided that you hold the preference shares for more than 90 days during the 181-day period beginning 90 days before the ex-dividend date and meet other holding period requirements. Dividends we pay with respect to the shares or ADSs generally are expected to be qualified dividend income. Distributions in excess of current and accumulated earnings and profits (as determined for U.S. federal income tax purposes) will be treated as a non-taxable return of capital to the extent of your basis in the shares or ADSs and thereafter as capital gain. However, we do not maintain calculations of our earnings and profits in accordance with U.S. federal income tax accounting principles. You should therefore assume that any distribution by us with respect to our shares or ADSs will be reported as ordinary dividend income. You should consult your tax advisor with respect to the appropriate U.S. federal income tax treatment of any distribution received from us.

Dividends will be taxable to you when you, in the case of shares, or the depositary, in the case of ADSs, receive the dividend, actually or constructively. Dividends will not be eligible for the dividends-received deduction generally allowed to U.S. corporations in respect of dividends received from other U.S.

corporations. In the case of ordinary shares and preference shares, the amount of any dividend that you must include in your income as a U.S. holder will be the U.S. dollar value of the pound sterling payments made, determined at the spot pound sterling/U.S. dollar rate on the date the dividend distribution is includible in your income, regardless of whether the payment is in fact converted into U.S. dollars. If dividends received in pound sterling are converted into U.S. dollars on the day they are received, you generally will not be required to recognize exchange gain or loss in respect of the dividend income.

Dividends generally are expected to be income from sources outside the United States, and will, depending on your circumstances, be "passive" or "general" income. Special rules apply in determining the foreign tax credit limitation with respect to dividends that are subject to the long-term capital gains' tax rate. The U.S. foreign tax credit rules are very complex. You should consult your tax advisor with respect to the application of these rules to your particular circumstances.

Capital Gains

If you are a U.S. holder and you sell or otherwise dispose of your shares or ADSs, you will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference between the U.S. dollar value of the amount that you realize (generally determined on the date of sale, unless you are required or elect to use the settlement date) and your tax basis, determined in U.S. dollars, in your shares or ADSs. Capital gain of a non-corporate U.S. holder is generally taxed at the long-term capital gains' tax rate where the holder has a holding period greater than one year. The gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes. You may recognize exchange gain or loss (taxable as ordinary income or loss) if the spot rate on the date that the ADS depositary disposes of foreign currency (or on the date of sale in the case of a non-electing accrual method U.S. holder) is different from the spot rate on the settlement date.

PFIC Rules

Vodafone believes that shares and ADSs should not be treated as stock of a PFIC for U.S. federal income tax purposes for the current year and foreseeable future, but this conclusion is a factual determination that is made annually and thus may be subject to change. If Vodafone were to be treated as a PFIC, unless you elect to be taxed annually on a mark-to-market basis with respect to the shares or ADSs, gain realized on the sale or other disposition of your shares or ADSs would in general not be treated as capital gain. Instead, you would be treated as if you had realized such gain and certain "excess distributions" rateably over your holding period for the shares or ADSs and would be taxed at the highest tax rate in effect for each such year to which the gain was allocated, together with an interest charge in respect of the tax attributable to each such year. With certain exceptions, your shares or ADSs will be treated as stock in a PFIC if Vodafone were a PFIC at any time during your holding period in your shares or ADSs. Dividends that you receive from Vodafone will not be eligible for the special tax rates applicable to qualified dividend income if Vodafone is treated as a PFIC with respect to you either in the taxable year of the distribution or the preceding taxable year, but instead will be taxable at rates applicable to ordinary income.

Non-U.S. Holders

This subsection describes the U.S. federal income tax consequences to a non-U.S. holder of acquiring, owning and disposing of ordinary shares or ADSs, preference shares or debt securities that we may issue. You are a non-U.S. holder if you are a beneficial owner of an offered security and you are, for U.S. federal income tax purposes:

•
a non-resident alien individual;

•
a foreign corporation; or

•
an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from a debt security.

If you are a U.S. holder, this subsection does not apply to you.

Interest on Debt Securities

Under U.S. federal income tax law, and subject to the discussion of backup withholding below, if you are a non-U.S. holder, interest on a debt security paid to you is exempt from U.S. federal income tax, including withholding tax, unless the interest is "effectively connected" with your conduct of a trade or business in the United States and, if required by an applicable income tax treaty as a condition for subjecting you to U.S. taxation on a net income basis, the dividends are attributable to a permanent establishment that you maintain in the United States.

Dividends on Shares or ADSs

If you are a non-U.S. holder, dividends paid to you in respect of shares or ADSs will not be subject to U.S. federal income tax unless the dividends are "effectively connected" with your conduct of a trade or business within the United States, and, if required by an applicable income tax treaty as a condition for subjecting you to U.S. taxation on a net income basis, the dividends are attributable to a permanent establishment that you maintain in the United States. In such cases you generally will be taxed in the same manner as a U.S. holder. If you are a corporate non-U.S. holder, "effectively connected" dividends may, under certain circumstances, be subject to an additional "branch profits tax" at a rate of 30 per cent. or a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Capital Gains

If you are a non-U.S. holder, you generally will not be subject to U.S. federal income tax on gain realized on the sale, exchange or retirement of an ordinary share or ADS, preference share or debt security unless:

•
the gain is effectively connected with your conduct of a trade or business within the United States, and the gain is attributable to a permanent establishment that you maintain in the United States if that is required by an applicable income tax treaty as a condition for subjecting you to U.S. federal income taxation on a net income basis, or

•
you are an individual, you are present in the United States for 183 or more days during the taxable year in which the gain is realized and certain other conditions exist.

Information Reporting and Backup Withholding

If you are a non-corporate U.S. holder, information reporting requirements on Internal Revenue Service Form 1099 generally will apply to:

•
payments of principal, interest on a debt security, accrued OID on a discount debt security, and dividends or other taxable distributions with respect to shares or ADSs within the United States, including payments made by wire transfer from outside the United States to an account you maintain in the United States; and

•
the payment of the proceeds from the sale of an offered security effected at a U.S. office of a broker.

Additionally, backup withholding will apply to such payments if you are a non-corporate U.S. holder that:

•
fails to provide an accurate taxpayer identification number;

•
is notified by the U.S. Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your U.S. federal income tax returns; or

•
in certain circumstances, fails to comply with applicable certification requirements.

Certain U.S. holders are not subject to backup withholding. You should consult your tax advisor as to your qualification for exemption from backup withholding and the procedure for obtaining an exemption.

Payments of principal, interest on a debt security, accrued OID on a discount debt security, and the proceeds of sale or other disposition of a debt security, as well as dividends or other taxable distributions with respect to shares or ADSs, by a U.S. paying agent or other U.S. intermediary to a holder of debt securities, shares, and ADSs, that is not a U.S. holder will not be subject to backup withholding tax and information reporting requirements if appropriate certification (Internal Revenue Service Form W-8BEN-E or some other appropriate form) is provided by the holder to the payor and the payor does not have actual knowledge that the certificate is false.

Foreign Financial Asset Reporting

U.S. taxpayers that own certain foreign financial assets, including debt and equity of foreign entities, if the aggregate value of all of these assets exceeds $50,000 at the end of the taxable year or $75,000 at any time during the taxable year (or, for certain individuals living outside the United States and married individuals filing joint returns, certain higher thresholds) may be required to file an information report with respect to such assets with their tax returns. Our debt securities, shares or ADSs are expected to constitute foreign financial assets subject to these requirements unless they are held in an account at a financial institution (in which case the account may be reportable if maintained by a foreign financial institution). You should consult your tax advisor regarding the application of the rules relating to foreign financial asset reporting.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus through agents, underwriters or dealers, or directly to one or more purchasers. In addition, third parties may sell securities under the registration statement for their own account.

The prospectus supplement relating to any offering will identify or describe:

•
any underwriter, dealers or agents;

•
their compensation;

•
the net proceeds to us;

•
the purchase price of the securities;

•
the initial public offering price of the securities; and

•
any exchange on which the securities will be listed.

Agents

We may designate agents who agree to use their reasonable efforts to solicit purchases of securities during the term of their appointment to sell securities on a continuing basis.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

Underwriters

If we use underwriters for the sale of securities, they will acquire securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless we otherwise state in the applicable prospectus supplement, various conditions will apply to the underwriters' obligation to purchase securities, and the underwriters will be obligated to purchase all of the securities contemplated in an offering if they purchase any of such securities. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Selling Restrictions

Prohibition of Sales to European Economic Area Retail Investors

From 1 January 2018, unless the final terms in respect of any securities specifies the "Prohibition of Sales to EEA Retail Investors" as "Not Applicable", each underwriter will represent and agree that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any securities which are the subject of the offering contemplated by this prospectus as completed by the final terms in relation thereto to any retail investor in the European Economic Area. For the purposes of this provision:

(a)
the expression "retail investor" means a person who is one (or more) of the following:

(i)
a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, "MiFID II"); or

(ii)
a customer within the meaning of Directive 2002/92/EC (as amended, the "Insurance Mediation Directive"), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)
not a qualified investor as defined in Directive 2003/71/EC (as amended, the "Prospectus Directive"); and

(b)
the expression an "offer" includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes.

Prior to 1 January 2018, and from that date if the final terms in respect of any securities specifies "Prohibition of Sales to EEA Retail Investors" as "Not Applicable", in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter will represent and agree, and each further underwriter will be required to represent and agree, that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of securities which are the subject of the offering contemplated by this prospectus as completed by the final terms in relation thereto to the public in that Relevant Member State except that it may, with effect from and including the Relevant Implementation Date, make an offer of securities to the public in that Relevant Member State:

(a)
at any time to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)
at any time to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the relevant underwriter or underwriters nominated by us for any such offer; or

(c)
at any time in any other circumstances falling within Article 3(2) of the Prospectus Directive,

(d)
provided that no such offer of securities referred to in (a) to (c) above shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an "offer of securities to the public" in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression "Prospectus Directive" means Directive 2003/7 I/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

Each underwriter will represent, warrant and agree that, in connection with the distribution of the securities:

(a)
in relation to any securities which have a maturity of less than one year (i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business; and (ii) it has not offered or sold and will not offer or sell the securities other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the securities would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000 ("FSMA") by the Company;

(b)
it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom; and

(c)
it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company.

IMPORTANT—EEA RETAIL INVESTORS—If the final terms in respect of any securities includes a legend entitled "Prohibition of Sales to EEA Retail Investors", the securities are not intended, from 1 January 2018, to be offered, sold or otherwise made available to and, with effect from such date, should not be offered, sold or otherwise made available to any retail investor in the European Economic Area ("EEA"). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU ("MiFID II"); (ii) a customer within the meaning of Directive 2002/92/EC ("IMD"), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC

(as amended, the "Prospectus Directive"). Consequently no key information document required by Regulation (EU) No 1286/2014 (the "PRIIPs Regulation") for offering or selling the securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Dealers

If we use dealers in the sale, unless we otherwise indicate in the applicable prospectus supplement, we will sell securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices that the dealers may determine at the time of resale.

Direct Sales

We may also sell securities directly without using agents, underwriters, or dealers.

Securities Act; Indemnification

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of securities may be treated as underwriting discounts and commissions under the Securities Act. Agreements that we will enter into with underwriters, dealers or agents may entitle them to indemnification by us against various civil liabilities. These include liabilities under the Securities Act. The agreements may also entitle them to contribution for payments which they may be required to make as a result of these liabilities. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

Market Making

In the event that we do not list securities of any type or series on a U.S. national securities exchange, various broker-dealers may make a market in the securities, but will have no obligation to do so, and may discontinue any market making at any time without notice. Consequently, it may be the case that no broker-dealer will make a market in securities of any series or that the liquidity of the trading market for the securities will be limited.

Validity of Securities

The validity of the debt securities, warrants and preference shares will be passed upon for us by Linklaters LLP or any other law firm named in the applicable prospectus supplement as to certain matters of English and New York law. The validity of the debt securities and debt warrants will be passed upon for any underwriters or agents by Cleary Gottlieb Steen & Hamilton LLP or any other law firm named in the applicable prospectus supplement as to certain matters of New York law.

Experts

The consolidated financial statements as of 31 March 2017 and 2016 and for the three years ended 31 March 2017 and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) as of 31 March 2017 incorporated by reference in this prospectus have been so incorporated in reliance on the report (which contains an explanatory paragraph regarding the change in presentation currency with effect from 1 April 2017 as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Enforceability of Certain Civil Liabilities

We are a public limited company incorporated under the laws of England and Wales. Many of our directors and officers, and some of the experts named in this prospectus, reside outside the United States, principally in the United Kingdom. In addition, although we have substantial assets in the United States, a large portion of our assets and the assets of our directors and officers are located outside of the United

States. As a result, U.S. investors may find it difficult in a lawsuit based on the civil liability provisions of the U.S. federal securities laws:

(1)
to effect service within the United States upon us or our directors and officers located outside the United States;

(2)
to enforce in U.S. courts or outside the United States judgments obtained against us or those persons in U.S. courts;

(3)
to enforce in U.S. courts judgments obtained against us or those persons in courts in jurisdictions outside the United States; and

(4)
to enforce against us or those persons in the United Kingdom, whether in original actions or in actions for the enforcement of judgments of U.S. courts, civil liabilities based solely upon the U.S. federal securities laws.

$11,500,000,000

Vodafone Group Plc

$2,000,000,000 3.750% Notes due January 2024
$1,500,000,000 4.125% Notes due May 2025
$3,000,000,000 4.375% Notes due May 2028
$1,000,000,000 5.000% Notes due May 2038
$3,000,000,000 5.250% Notes due May 2048
$1,000,000,000 Floating Rate Notes due January 2024

PROSPECTUS SUPPLEMENT

BofA Merrill Lynch
RBC Capital Markets
Barclays
HSBC

Prospectus Supplement dated May 23, 2018